EATON SAVINGS PLAN
2016 Restatement

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EATON SAVINGS PLAN
2016 Restatement
Article I. ESTABLISHMENT OF THE PLAN
Section 1.1    Establishment of Plan and Effective Date ‑‑ Eaton Corporation established the Eaton Corporation Share Purchase and Investment Plan (the "Plan") effective as of July 1, 1974 as to Eaton, and which became or will become effective as to any Company as of the date that the Plan has been or may be extended to it. The Plan was amended and restated effective July 1, 1982, July 1, 1984, July 1, 1985, January 1, 1986 and July 1, 1988. The Plan was amended and restated twice more with both such amendments effective July 5, 1989; the first such amendment and restatement was executed on July 7, 1989 and the second such amendment and restatement was executed on July 20, 1989. The Plan also was amended and restated as of September 1, 1989 (effective retroactively to December 30, 1988), January 1, 1991, August 1, 1992 and July 1, 1993 (effective September 1, 1993). The Plan was amended (effective May 1, 1997) to change the definition of "Compensation" and (effective April 1, 1997) to eliminate the requirements that Plan loans be in multiples of $100 and that spousal consent be obtained in all cases and to change the rollover rules. The Plan was amended to exclude from the calculation of earnings per share used to determine Company Matching Contributions any charges to earnings for the write‑off of in‑process research and development associated with acquisitions (effective beginning with the calendar quarter ended September 30, 1997), to provide that the authority of the Company or the Board to approve or adopt any amendment to the Plan may be delegated to the Committee, except with respect to any termination of the Plan or any amendment which would result in a clear, direct and significant increase in benefits available under the Plan to officers of the Company (effective October 22, 1997) and (effective January 1, 1998) to change the definition of highly compensated employees and eliminate the requirements that Rollover Contributions must be requested within six (6) months of employment commencement and made within one (1) year of employment commencement. The Plan was restated effective May 1, 1998, primarily to increase the Member contribution rate, permit reallocations once each day, expand amounts available for loans and change loan repayment procedures, extend the six (6) month suspension to include bonus Matching Contributions and eliminate the six (6) month suspension of further withdrawals, change the hierarchy for withdrawals, add an automatic cash out provision, eliminate restrictions on Rollover Contributions and change distribution dates in certain circumstances. On November 17, 2000, the Plan was amended in connection with a corporate transaction involving Axcelis Technologies, Inc. Effective as of December 30, 2001, the Plan was amended to change the plan year to the calendar year. The Plan was amended and restated effective January 1, 2002, to change the name of the Plan to the "Eaton Savings Plan," to increase the permitted level of Deferred Compensation Contributions, to change the Company Matching Contribution structure to an "ADP/ACP safe harbor" design, to eliminate bonus Matching Contributions and Company Supplemental Contributions, to eliminate the requirement that certain contributions be made from profits of the Company, to provide for additional investment options, to provide for distribution of dividends on Eaton Shares in certain circumstances, to allow Members additional diversification elections with respect to the Eaton Shares Fund, to make various changes to the Plan in connection with changes to the Internal Revenue Code, and to make various other administrative and conforming changes. The Plan was further amended effective January 1, 2003, to modify the rollover provisions and to eliminate the stipulation that Regular Contributions may be changed not less frequently than monthly, and further effective May 1, 2003, to permit Catch-Up Contributions and to add an Addendum reflecting minimum distribution requirements. Effective March 28, 2005, the Plan was amended to reflect automatic rollover requirements for certain mandatory distributions. Further amendments were made effective January 1, 2006, to clarify the definition of Compensation and add an Addendum to comply with final regulations issued under Code Sections 401(k) and 401(m). A further amendment provided, effective October 1, 2007, a procedure for dealing with miscellaneous investment proceeds. Provisions were added in 2008 detailing a transfer of assets and liabilities involving the Stanley Aviation Corporation 401(k) Plan and Trust, modifying withdrawal provisions to remove the suspension requirements relating to the withdrawal of certain matched Regular Contributions, and reflecting final regulations under Code Section 415. Effective April 1, 2009, Company Matching Contributions were suspended and modifications were made to reflect the ADP and ACP testing methods for the 2009 Plan Year. In 2009 amendments were adopted to comply with the provisions of the Heroes Earnings Assistance and Relief Tax Act of 2008, to reflect provisions of the Pension Protection Act of 2006, including with respect to rollovers, and to provide for discontinuance of required minimum distributions for 2009. The Plan was amended effective July 1, 2010, to reinstate Matching Contributions, and effective generally as of January 1, 2010, was amended and restated to consolidate all prior amendments, reflect the reinstatement of certain Matching

Contributions effective July 1, 2010, make various modifications to the Plan in connection with changes in law, and reflect other administrative and conforming changes. Subsequently, the Plan was amended in a variety of other respects, including to reflect automatic enrollment, several plan mergers, and a corporate transaction involving Cooper Industries plc, including related changes in investment of the Eaton Shares Fund. The Plan was amended and restated effective generally as of January 1, 2013, to consolidate prior amendments, to provide that certain Members shall be eligible for nonelective Eaton Retirement Contributions, subject to a vesting schedule, and for other purposes. The Plan was further amended and restated effective generally as of January 1, 2014, to reflect the merger of the Cooper Retirement Savings and Stock Ownership Plan into the Plan and associated changes relating to integration of benefits and to reflect other administrative and conforming changes. That restatement was amended to reflect a variety of technical employee stock ownership provisions as required by the Internal Revenue Service, to reflect the Windsor decision, revise claims provisions, and other administrative and conforming changes. Finally, the Plan is amended and restated effective January 1, 2016, except as otherwise provided herein, to consolidate prior amendments, reflect a change in matching contributions, and for other purposes.
Section 1.2    Purposes of the Plan ‑‑ The purposes of the Plan are to encourage eligible employees to make systematic savings through a qualified cash or deferred arrangement and through payroll deductions, to provide additional security at retirement and to acquire a proprietary interest in Eaton. Effective July 5, 1989 the portion of the Plan attributable to Company Contributions was designed to be invested primarily in Eaton Shares and constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7). Effective January 1, 2002, the portion of the Plan that is designed to constitute an employee stock ownership plan within the meaning of Code Section 4975(e)(7) is as provided in Article XV, and the portion of the Plan that is not an employee stock ownership plan is a profit sharing plan as provided in Section 21.7.
ARTICLE II.    DEFINITIONS AND CONSTRUCTION
Section 2.1    Definitions ‑‑ The following terms shall have the meanings stated below unless a different meaning is plainly required by the context.
(i)    "Accounts": The aggregate interest of a Member under the Plan.
(ii)    "Acquisition Loan": Each loan, assumption of an obligation or obligation obtained by the Trustee for the purpose of acquiring Eaton Shares from (A) a "disqualified person" within the meaning of Code Section 4975 or a "party in interest" within the meaning of ERISA Section 3(14) or (B) any other person if the obligation payable to such other person is guaranteed by such a "disqualified person" or a "party in interest" or to repay a prior Acquisition Loan. All Acquisition Loans must be for a definite period of time and not payable on demand.
(iii)    "Beneficiary": The surviving spouse of a Member or, if there is no surviving spouse or the surviving spouse consents in the manner required in the following sentence, person or persons designated by a Member by writing filed with the Committee prior to the Member's death, or if there is no such designation or if such designated person or persons are not living at the time of distribution, the Member's estate. The consent of the surviving spouse required by the preceding sentence shall be in writing, shall acknowledge the effect of such consent, shall be witnessed by a Plan representative or a notary public, and shall be effective only with respect to such spouse. A Member's surviving spouse will be deemed to have given written consent to the Member's designation of Beneficiary if the Member establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the spouse cannot be located or because of other circumstances set forth in Code Section 401(a)(11) and regulations issued thereunder. Any Member's designation of Beneficiary relating to his Accounts must be made under the provisions of this Section 2.1(iii) (or, in the case of a person who transfers to employment covered by the Plan from a position covered by the Eaton Personal Investment Plan, under the provisions of that plan); a designation made under an acquired plan from which assets were transferred or merged into the Plan shall be void and of no effect under the Plan.
(iv)    "Board": The Board of Directors of Eaton Corporation plc.
(v)    "Code": The Internal Revenue Code of 1986, as amended from time to time.
(vi)    "Committee": The Pension Administration Committee appointed by the Board.
(vii)    "Company": Eaton, any company which is a Controlled Group Member which employs an Employee, or any one or more of them, as the context indicates.

(viii)    "Company Contribution": Contributions by the Company required or provided for under Section 5.3 which may be "Company ESOP Contributions" or "Company Matching Contributions."
(ix)    "Company Contribution Account": The Member's share of Company Contributions to the Plan and the income, losses, appreciation and depreciation attributable to such contributions.
(x)    "Compensation": Compensation shall mean base pay, including pay under any system which measures earnings by quantity and quality of production, variable pay, performance bonuses offered on a uniform basis and incentive payments (but excluding bonuses paid under the Senior Executive Incentive Compensation Plan, the Executive Incentive Compensation Plan, the Executive Strategic Incentive Compensation Plan, and any successors or similar such plans), geographic differential, shift premium and overtime pay, but excluding severance pay, short term disability benefits that are less than 100% of base pay, pay in lieu of vacation, cost of living allowance, retainers, fees, nonrecurring bonuses such as integration and game changer bonuses, and any other special remuneration. For purposes of this definition of "Compensation," effective for Plan Years beginning on and after July 1, 2007, if a Member has a severance from employment (as defined in Treasury Regulation §1.401(k)-1(d)(2)) with the Company and all Controlled Group Members, Compensation shall not include amounts received by the Member following such severance from employment except amounts that would otherwise have been paid to the Member in the course of his employment and are regular compensation for services during the Member's regular working hours, compensation for services outside the Member's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid following termination of employment during a 30 day administrative period, but not later than 2 1/2 months after such severance from employment. Compensation shall also include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Member would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid within the period specified in the prior sentence.
Unless otherwise indicated herein, in the case of a Member who has elected to have Deferred Compensation Contributions made for him (which for purposes of this sentence shall include a contribution not includible in gross income by reason of Section 125 or 132(f)(4) of the Code), his Compensation shall be calculated prior to any reduction pursuant to a Deferred Compensation Agreement and shall include any Deferred Compensation Contributions that are made for him. The annual Compensation of each Member taken into account for determining all benefits provided under the Plan for any Plan Year shall not exceed $200,000, as adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit is an amount equal to the otherwise applicable annual compensation limit multiplied by a fraction, the numerator of which is the number of months in the short determination period, and the denominator of which is 12.
Notwithstanding any other provision of the Plan to the contrary, if a Member is absent from employment as an Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined hereunder, he receives or is entitled to receive from the Company. For purposes hereof, "differential pay" means any payment made to the Member by the Company after December 31, 2008, with respect to a period during which the Member is performing service in the uniformed services while on active duty for a period of more than 30 days that represents all or a portion of the wages the Member would have received if he had continued employment with the Company as an Employee.
(xi)    "Controlled Group" and "Controlled Group Member" shall be construed in light of Code Section 414(b) and 414(c), as modified by Code Section 415(h).
(xii)    "Deferred Compensation Agreement": A qualified cash or deferred arrangement pursuant to which an Employee agrees to reduce, or to forego an increase in, his Compensation and the Company agrees to contribute the amount of the reduction or the amount foregone to the Plan as a Deferred Compensation Contribution.

(xiii)    "Deferred Compensation Contribution": The amount which the Company is required to contribute pursuant to a Deferred Compensation Agreement. Deferred Compensation Contributions may be referred to herein, where appropriate, as Matched Deferred Compensation Contributions or Unmatched Deferred Compensation Contributions.
(xiv)    "Deferred Compensation Account": Deferred Compensation Contributions to the Plan on behalf of a Member and the income, losses, appreciation and depreciation attributable to such contributions.
(xv)    "Disabled": A person shall be deemed to be Disabled if the person becomes eligible for payment of long term disability benefits under a long-term disability plan of the Company.
(xvi)    "Eaton": Eaton Corporation.
(xvii)    “Eaton Retirement Contribution”: Contributions by the Company provided for under Section 5.5.
(xviii)     “Eaton Retirement Contribution Account”: The Member’s share of Eaton Retirement Contributions of the Plan and the income, losses, appreciation and depreciation attributable to such contributions.
(xix)    "Eaton Shares": Ordinary shares, nominal value of $0.01 per share in Eaton Corporation plc.
(xx)    "Employee": Any employee, including an officer, who is in the regular service of a Company in a class or group to which Eaton has extended eligibility for membership in the Plan by paying such employee through Eaton's U.S. corporate payroll from its facility in Brookpark, Ohio, other than (A) a temporary employee who is hired for a specific, limited period of time or for the performance of a specific, limited assignment, (B) any person whose employment is covered by a collective bargaining agreement the terms of which do not specify coverage hereunder, and (C) any person who is an inpatriate. Moreover, a person classified by the Company as a leased employee (as described in Section 21.11), independent contractor, or contract employee will not be deemed an "Employee" under the Plan, and in the event any such individual is reclassified as an Employee for any purpose, including, without limitation, as a common law or statutory employee, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action, or administrative proceeding, such individual will, notwithstanding such reclassification, remain ineligible for participation in the Plan.
(xxi)    "ERISA": The Employee Retirement Income Security Act of 1974, as amended from time to time.
(xxii)    "ESOP Allocation Period": Each pay date as described in Section 5.3 for which an allocation of Eaton Shares released from a Suspense Account under Section 15.3 is made to Members' Accounts.
(xxiii)    "ESOP Feature": The portion of the Plan that constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, as provided in Article XV.
(xxiv)    "Fiduciary": Any person, including a Named Fiduciary, defined as such in ERISA.

(xxv)    "Hardship Withdrawal": A withdrawal in accordance with the provisions of Sections 10.1 and 10.2.
(xxvi)    "Highly Compensated Employee": Any Employee who was a 5‑percent (5%) owner at any time during Plan Year or the preceding Plan Year, or during the preceding Plan Year received compensation from the Employer in excess of $80,000 (subject to adjustment annually as provided in Section 414(q) of the Code). An Employee shall be treated as a 5‑percent owner for any Plan Year if at any time during such year such Employee was a 5‑percent owner (as defined in Code Section 416(i)(1)) of the Employer. This Section 2.1 (xxvi) shall be construed in accordance with the provisions of Code Section 414(q) and any regulations issued by the Secretary of the Treasury thereunder.
(xxvii)    "Hour of Service": An hour for which an Employee is paid, or entitled to payment, by one or more members of the Controlled Group.
(xxviii)    "Investment Adviser": An investment manager, as defined in ERISA.
(xxix)    "Investment Committee": The Pension Investment Committee of Eaton.
(xxx)    "Matched Deferred Compensation Contributions": The portion of Deferred Compensation Contributions which is eligible to share in Company Contributions if any are made.
(xxxi)    "Matched Regular Contributions": The portion of Regular Contributions which is eligible to share in Company Contributions if any are made.
(xxxii)    "Member": An Employee who participates in the Plan in accordance with the provisions of Article IV hereof or who otherwise has an Account or Accounts pursuant to other provisions of the Plan.

(xxxiii)    "Named Fiduciary": Any person designated as such in Section 12.2.
(xxxiv)    "Plan Administrator": The Committee shall be the Plan Administrator as defined in ERISA and the Code, and may delegate all or any part of its powers, duties and authorities in such capacity (without ceasing to be Plan Administrator) as hereinafter provided.
(xxxv)    "Plan Year": The 12‑month period beginning on January 1 and ending on the following December 31.
(xxxvi)    "Regular Account": The Member's Regular Contributions to the Plan and the income, losses, appreciation and depreciation attributable to such contributions.
(xxxvii)    "Regular Contributions": A Member's contributions to the Plan. Regular Contributions may be referred to herein, where appropriate, as Matched Regular Contributions or Unmatched Regular Contributions.
(xxxviii)    "Retirement": Termination of a Member's employment with the Company after having attained the age and service required for an early or normal retirement pension under any defined benefit plan established or maintained by the Company he is employed by at the time of such termination, whether or not the Member is eligible for participation in such defined benefit plan, or, if such Company has not established, or is not maintaining, any defined benefit plan at the time of such termination, termination of his employment with such Company after having attained age 55 and after the tenth anniversary of the date the Employee first completed an Hour of Service.

(xxxix)    "Retirement Compensation": Retirement Compensation shall mean Compensation as defined in Section 2.1(x), except that a bonus paid under the Executive Incentive Compensation Plan shall be included, provided that if payment of such bonus is deferred at the election of the Member, such amount shall not be included in Retirement Compensation for any year.
(xl)    "Suspense Account": The account maintained by the Committee for Eaton Shares acquired by the Trustee with the proceeds of an Acquisition Loan and which have not been allocated to the Accounts of Members.
(xli)    "Trust": The Trust with respect to the Plan created by the "Trust Agreement" as defined in Article XIII.
(xlii)    "Trust Fund": The entire trust estate with respect to the Plan held by the Trustee under the provisions of the Trust Agreement, without distinction as to principal or income, and which shall be comprised of the "Funds" as defined in Article VI.
(xliii)    "Trustee": The trustee or trustees under the Trust Agreement.
(xliv)    "Unmatched Deferred Compensation Contributions": The portion of Deferred Compensation Contributions which is not eligible to share in Company Contributions.
(xlv)    "Unmatched Regular Contributions": The portion of Regular Contributions which is not eligible to share in Company Contributions.
(xlvi)    "Valuation Date": Each business day, unless it shall be impracticable, in the sole judgment of the Trustee, to obtain a valuation on any business day in which event it shall be the next business day for which such a valuation may be obtained.
(xlvii)    "Value": The Value of any Eaton Shares required to be valued herein shall be determined in the same manner as provided in the Trust Agreement for valuing Eaton Shares for purposes of determining the value of the Eaton Shares Fund.
(xlviii)     “Vesting Service”: Service determined under the provisions of Article VIII.
Section 2.2    Gender and Number ‑‑ Except when otherwise indicated by the context, any masculine terminology shall also include the feminine, and the definition of any term in the singular shall also include the plural.
Section 2.3    Headings ‑‑ Headings of Articles, Sections and Subsections are inserted for convenience of reference and are not to be regarded as part of the Plan or as controlling the meaning.
Section 2.4    Plan Provisions Controlling ‑‑ In the event the terms or provisions of any summary or description of the Plan or of any agreement with any Investment Adviser or other person or entity or any other instrument are in conflict with the provisions of the Plan, the provisions of the Plan shall be controlling.
Section 2.5    Severability ‑‑ In the event any provision of the Plan shall be held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and such remaining provisions shall be fully severable and the Plan shall to the extent practicable be construed and enforced as if the illegal or invalid provision had never been inserted therein.

Section 2.6    Code and ERISA Compliance; Applicable Law ‑‑ The construction, validity and administration of the Plan shall be governed by the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Ohio.
ARTICLE III.    ELIGIBILITY
Section 3.1    General ‑‑ An Employee shall be eligible to become a Member in the Plan on any date established in accordance with the administrative procedures adopted by the Committee which follows the date the Employee first completes an Hour of Service.
Section 3.2    Rehire ‑‑ If the service of an eligible Employee within a class or group eligible for Plan participation has been terminated, and the Employee is then reemployed by a Company within such a class or group, he shall again be an eligible Employee.
ARTICLE IV.    PARTICIPATION
Section 4.1    General ‑‑ An Employee eligible for membership under Article III may become a Member in the Plan beginning on or after the date the Employee becomes eligible to participate either
(a)    by authorizing the Company to make payroll deductions for his Regular Contributions to the Trust, and by directing the investment thereof, as hereinafter provided, such authorization and direction to continue in effect until suspended, withdrawn or modified, as hereinafter provided, until termination of employment or until termination of the Plan; or

(b)    by entering into a Deferred Compensation Agreement pursuant to which the Company will make Deferred Compensation Contributions to the Trust, and by directing the investment thereof, as hereinafter provided, such Deferred Compensation Agreement to continue in effect until suspended, withdrawn or modified, as hereinafter provided, until termination of employment or until termination of the Plan.
Section 4.2    Automatic Enrollment ‑‑ The following provisions relating to automatic enrollment in the Plan shall apply:
(a)    In the case of (i) any person who first completes an Hour of Service as an Employee on or after April 1, 2011, and becomes eligible to become a Member in accordance with Article III on or after that date, (ii) any employee of Cooper (as defined in Section 5.5(b)(2)) who becomes an Employee by reason of a transfer of employment to a position covered by the Plan, and (iii) any employee of an entity acquired by the Company on or after January 1, 2012, who becomes an Employee by reason of being in a group to which coverage under the Plan is extended on or after that date, if such Employee fails to affirmatively apply for membership in the Plan and fails to affirmatively decline membership in the Plan within an administrative period of at least 30 days from the date he is first eligible to become a Member, such Employee will be deemed to have made an election under the Plan to have his Compensation reduced by 5%. The Company will reduce such Employee's Compensation by this amount and contribute this amount to the Trust on the Employee's behalf. A Member's deemed election under this paragraph (a) shall take effect as soon as administratively practicable after the 30th day following the date on which the Employee is first eligible to become a Member in the Plan, provided that the Employee remains actively employed on that date.

Notwithstanding the foregoing, in the case of a person who becomes a Member by reason of the merger described in Section 20.8, the deemed election described in this paragraph (a) shall take effect as soon as administratively practicable after the 30th day following receipt of a notice of the kind described in paragraph (b) of this Section 4.2 or January 1, 2014, if later. Such deemed election shall be a "Deferred Compensation Agreement" for purposes of the Plan. A Member's subsequent election to modify or suspend his Deferred Compensation Agreement will apply on a prospective basis only and shall be made in accordance with the provisions of Section 5.1(b) and (c), as applicable.
(b)    As soon as practicable after an Employee becomes eligible to be a Member, the Company shall provide the eligible Employee with a notice explaining the automatic reduction in his Compensation for purposes of making Deferred Compensation Contributions in accordance with this Section 4.2 and the Employee's right to affirmatively elect either a different reduction amount or no reduction. The notice shall describe the procedures for making such an election and the period in which such an election may be made. In addition, the Company shall provide annual notice to Members who have made a deemed election under Section 4.2(a) and who have not subsequently modified that election of the amount by which their Compensation is being reduced for purposes of making Deferred Compensation Contributions, and their right to change such election as provided in the Plan, including the procedures for making such a change and the timing for implementation of such change.
(c)    In the case of a Member who separates from employment with the Company and who is subsequently rehired on or after January 1, 2016, his participation in the Plan may resume immediately and the automatic enrollment provisions of this Section 4.2 shall be applicable, provided that if the Member is rehired within a 30 day administrative period following the date such separation occurred, his participation in the Plan shall initially resume based on the Deferred Compensation Agreement in effect on the date of his separation until the provisions of paragraphs (a) and (b) of this Section 4.2 have been implemented with respect to such Member upon rehire.
ARTICLE V.    CONTRIBUTIONS
Section 5.1    Member Regular Contributions; Deferred Compensation Contributions; and "Catch-Up Contributions"
(d)    Regular Contributions. Subject to the limitation under Section 5.2 hereof, by notice to the Company a Member may make Regular Contributions equal to a whole percentage between 1% and 50%, inclusive, of his Compensation for each pay period after his participation commences. Regular Contributions shall be contributions to the portion of the Plan that is not the ESOP feature. All such contributions shall be made by regular payroll deductions authorized by the Member. A Member may change his Regular Contributions by submitting a new authorization, at such time(s), in such form, and in such manner as the Company shall prescribe, to the Company or its designees. Such revised authorization shall be effective as soon as practicable, as determined by the Company, after such revised authorization has been properly submitted. A simultaneous revision of a Member's Regular Contribution authorization and his Deferred Compensation Agreement (if any) pursuant to Section 5.1(b) shall constitute a single revision. As soon after the date a Member's Regular Contributions can reasonably be segregated from employer general assets (and in no event later than the 15th business day of the month following the month in which the amounts are received by the employer) such Regular Contributions shall be forwarded to the Trustee, invested in the manner specified by the Member and allocated and credited to such Member's Regular Account.
(e)    Deferred Compensation Contributions. Subject to the limitation under Section 5.2 hereof, pursuant to a Deferred Compensation Agreement a Member may agree to have the Company make Deferred Compensation Contributions on his behalf, equal to a whole percentage between 1% and 50%, inclusive, of the Member's Compensation for each pay period after his participation commences. Deferred Compensation Contributions shall be contributions to the portion of the Plan that is not the ESOP Feature. A Member may change the amount of Deferred Compensation Contributions made on his behalf by submitting a new authorization, at such time(s), in such form, and in such manner as the Company shall prescribe, to the Company or its designees. Such revised authorization shall be effective as soon as practicable, as determined by the Company, after such revised authorization has been properly submitted. A simultaneous revision of a Member's Deferred Compensation Agreement and his Regular Contribution authorization, if any, pursuant to Section 5.1(a) shall constitute a single revision. As soon after the date an amount would otherwise be paid to an Employee as it can reasonably be segregated from employer general assets (and in no event later than the 15th business day of the month following the month in which the amounts would otherwise have been payable to the Member in cash), a Member's Deferred Compensation Contributions shall be forwarded to the Trustee, invested in the manner specified by the Member and allocated and credited to such Member's Deferred

Compensation Account. In no event shall the Company deliver Deferred Compensation Contributions to the Trustee on behalf of a Member prior to the date the Employee performs the services with respect to which the Deferred Compensation Contribution is being made, unless such pre-funding is to accommodate bona fide administrative considerations and is not for the principal purpose of accelerating deductions.
(f)    Suspension of Contributions. At any time, a Member may suspend all of his contributions to the Plan, including his Regular Contributions (if any) and his Deferred Compensation Contributions (if any), by submitting a notice of suspension in such form and in such manner as the Company shall prescribe to the Company or its designees. Such notice of suspension shall be effective as soon as practicable, as determined by the Company, after such notice of suspension has been properly submitted. A Member who has so suspended his Contributions may elect to have such Contributions resumed with or without change by submitting a new authorization in such form and in such manner as the Company shall prescribe to the Company or its designees. Such new authorization shall be effective as soon as practicable, as determined by the Company, after such new authorization has been properly submitted. A Member who is on an approved leave of absence shall not be deemed to have caused his Deferred Compensation Contributions to have been suspended.
(g)    Employees who are eligible to make Deferred Compensation Contributions under the Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make "catch-up contributions" in a whole percentage amount between 1% and 30%, inclusive, of the Member's Compensation for each pay period after his participation commences in accordance with, and subject to the limitations of,

Code Section 414(v). Such "catch-up contributions" shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415 or the limitations of Section 5.1(b). The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of such "catch-up contributions."
Section 5.2    Limitation on Regular and Deferred Compensation Contributions ‑‑ The sum of a Member's Regular Contributions and Deferred Compensation Contributions made on his behalf pursuant to Section 5.1 shall not be less than 1% or more than 50% of his Compensation. For purposes of applying the percentage limitations of this Section 5.2, or any other contribution limitations deemed necessary in the administration of the Plan, the Committee may require that limitations be applied, but in any such case will require that such limitations be imposed on a uniform basis, including without limitation, by pay period (subject in each case to the provisions of Section 5.9).
Section 5.3    Company Contributions
(a)    For each ESOP Allocation Period during which there are Eaton Shares in a Suspense Account, the Company may make Company ESOP Contributions in such amounts or under such a formula and at such times as the Company may determine. Company ESOP Contributions shall be contributions to the portion of the Plan that is the ESOP Feature.
(b)    With respect to each payment of Compensation (hereinafter referred to as a “pay date”) occurring on or after January 1, 2016, and prior to March 1,

2016, for each $1.00 of Member Regular Contributions made by a Member with respect to Compensation paid on the pay date, and for each $1.00 of Deferred Compensation Contributions made on behalf of a Member with respect to Compensation paid on the pay date, such Member shall receive, as a Company Matching Contribution (if any), an amount equal to (1) 100% of the aggregate of such Member Regular Contributions and Deferred Compensation Contributions that do not exceed 3% of such Member's Compensation for such pay date, and (2) 50% of the aggregate of such Member Regular Contributions and Deferred Compensation Contributions that exceed 3% of such Member's Compensation for such pay date and that do not exceed 5% of such Member's Compensation for such pay date. With respect to each pay date occurring on or after March 1, 2016, for each $1.00 of Member Regular Contributions made by a Member with respect to Compensation paid on the pay date, and for each $1.00 of Deferred Compensation Contributions made on behalf of a Member with respect to Compensation paid on the pay date, such Member shall receive, as a Company Matching Contribution (if any), an amount equal to (1) zero % of the aggregate of such Member Regular Contributions and Deferred Compensation Contributions that do not exceed 3% of such Member’s Compensation for such pay date, and (2) zero % of the aggregate of such Member Regular Contributions and Deferred Compensation Contributions that exceed 3% of such Member’s Compensation for such pay date and that do not exceed 5% of such Member’s Compensation for such pay date. With respect to each such Member, Company Matching Contributions shall first match Matched Deferred Compensation Contributions (to the extent thereof) for such pay date and then, to the extent any additional Company Matching Contribution is required for such pay date, Company Matching Contributions shall match Matched Regular Contributions for such pay date. Company Matching Contributions described in this Section 5.3(b) on behalf of a Member shall consist of: (1) the Eaton Shares allocated and credited to such Member's Account under Section 15.3(g) with respect to ESOP Allocation Periods valued at fair market value at the time credited to the Company Contribution Account of such Member; and (2) the balance thereof (if any), which shall be contributed to the Plan by the Company. Company Matching Contributions described in clause (2) of the immediately preceding sentence shall be contributions to the portion of the Plan that is not the ESOP Feature.
(c)    The aggregate of Company Contributions for any taxable year shall not exceed the amount allowable under the Code to the Company as a deduction for contributions paid to the Plan. All Company Contributions shall be transferred to the Trustee as soon as is practicable. Notwithstanding the immediately preceding sentence, Company Contributions under Section 5.3(b) shall be transferred to the Trustee no later than the last day of the Plan Year quarter that immediately follows the Plan Year quarter with respect to which such contributions were made. In no event shall the Company deliver Company Matching Contributions to the Trustee on behalf of a Member prior to the date the Employee performs the services with respect to which the matching contribution is being made, unless such pre-funding is to accommodate bona fide administrative considerations and is not for the principal purpose of accelerating deductions.
(d)    All or any portion of a Company Contribution, other than cash Company ESOP Contributions used to pay any current obligations under an Acquisition

Loan, may, in Eaton's discretion, be delivered to the Trustee in the form of Eaton Corporation plc treasury shares or authorized but previously unissued Eaton Shares, of Value on the date of delivery equal to the cash amount of the Company Contribution. Notwithstanding the immediately preceding sentence, any Eaton Shares delivered to the Trustee in respect of a Company Matching Contribution under Section 5.3(b) shall be valued at fair market value at the time of delivery to the Trustee equal to the cash amount of the Company Contribution under Section 5.3(b) with respect to which the delivery to the Trustee of Eaton Shares is made.
Section 5.4    Allocation of Company Contributions
(a)    Company Matching Contributions shall be allocated and credited by the Trustee to the Accounts of each Member who, for the period for which such Company Matching Contributions are made, made Member Regular Contributions and/or Deferred Compensation Contributions, with each Member receiving a portion of Company Matching Contributions equal to the amount calculated for such Member under Section 5.3(b).
(b)    Company ESOP Contributions shall be allocated and credited as provided in Section 15.3.
Section 5.5    Eaton Retirement Contributions
(a)    With respect to each pay period beginning on or after the date an Employee becomes an ERC Eligible Member (but not prior to January 1, 2013), the Company shall make an Eaton Retirement Contribution for such Member in an amount equal to 4% of his Retirement Compensation for such pay period.

(b)    For purposes of this Section 5.5 and Section 5.6, the following definitions shall apply:
(1)    "ERC Eligible Member" shall mean
(A)    an Employee who becomes eligible to be a Member after November 30, 2012, by reason of transfer of employment with Cooper to employment with the Company;
(B)    an Employee who is first eligible to become a Member under Article III on or after April 1, 2013, including by reason of transfer of employment to a position covered by the Plan;
(C)    an Employee who separated from employment with the Company and all Controlled Group Members, and who upon rehire first completes an Hour of Service on or after April 1, 2013; and
(D)    an Employee who becomes eligible to be a Member on January 1, 2014, by reason of the merger of the COSAV Plan described in Section 20.8;
but in each case only if such Employee is not then eligible to accrue benefits under the Pension Plan for Eaton Corporation Employees.
(2)    "Cooper" shall mean Cooper US, Inc. and each entity which was a member of the Controlled Group of which Cooper US, Inc. was a member on November 29, 2012, including any entity into which such an entity may be merged or consolidated after November 30, 2012 and including Eaton (US) LLC.

Section 5.6    Allocation, Payment and Vesting of Eaton Retirement Contributions
(a)    Eaton Retirement Contributions made pursuant to Section 5.5 shall be allocated for each pay period and credited to the Eaton Retirement Contributions Account of each ERC Eligible Member when deposited in the Trust Fund for investment in accordance with Section 6.3.
(b)    Eaton Retirement Contributions shall be made in cash. All such Eaton Retirement Contributions with respect to a Plan Year shall be made no later than the due date (including extensions) for filing the income tax return of the Company for the taxable year coinciding with such Plan Year.
(c)    A Member's Eaton Retirement Contributions Account shall be zero percent vested until the Member has completed three years of Vesting Service at which time his vested interest in his Eaton Retirement Contributions Account shall be 100 percent. Notwithstanding any other provision of the Plan to the contrary, if a Member is employed by the Company or a member of its Controlled Group on the date he attains age 65 or greater, on the date he terminates from employment by reason of becoming Disabled, or on the date he dies, his vested interest in his Eaton Retirement Contributions Account shall be 100 percent.
Section 5.7    Maximum Additions
(a)    Provisions Required by Code Section 415(c).
(1)    Notwithstanding any other provision of the Plan, the maximum Annual Addition to a Member's Accounts (and to any account for him under any other defined contribution plan, whether or not terminated, maintained by any

Controlled Group Member) for any Limitation Year (as such term is hereinafter defined) shall in no event exceed the lesser of (A) $40,000 (as this limit may be adjusted pursuant to Code Section 415(d)) or (B) 100% of the Member's Compensation for the Limitation Year. Notwithstanding the foregoing, if no more than one third of the Company ESOP Contributions to the Plan made for a Limitation Year are allocated to the Accounts of Members who are Highly Compensated Employees, the dollar limitation in clause (A) of this paragraph (1) for such Limitation Year will be the sum of (i) such dollar limitation and (ii) the lesser of an amount equal to such dollar limitation or the fair market value of Eaton Shares allocated to the Account of the Member under Section 15.3.
(2)    For purposes of this Section 5.7, a Member's Compensation shall mean compensation within the meaning of Code Section 415(c)(3) and the Treasury Regulations thereunder. Notwithstanding any other provision of the Plan to the contrary, effective for Plan Years beginning on and after July 1, 2007, for purposes of this Section 5.7, if a Member has a severance from employment (as defined in Treasury Regulation §1.401(k)-1(d)(2)) with the Company and all Controlled Group Members, Compensation shall not include amounts received by the Member following such severance from employment except amounts that would otherwise have been paid to the Member in the course of his employment and are regular compensation for services during the Member's regular working hours, compensation for services outside the Member's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the Limitation Year in which the Member's severance from employment occurs or (b) within 2 ½ months of such severance from employment. Compensation shall also include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Member would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the "limitation year" in which the Member's severance from employment occurs or (b) within 2 ½ months of such severance from employment. If a Member is absent from employment as an Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his Compensation will include any differential pay, as defined in Section 1.1(x), he receives or is entitled to receive from the Company.
(3)    For the purposes of this Section 5.7, the term "Annual Addition" means Annual Addition as defined in Code Section 415(c)(3) and the regulations thereunder, for any Limitation Year (which shall be the calendar year).
(4)    If a Member is covered by any other qualified defined contribution plan (whether or not terminated) maintained by the Company or a Controlled Group Member concurrently with the Plan, and if the Annual Addition to be made under the Plan for the Limitation Year when combined with the annual addition to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Member's benefit under the limitation contained in this Section 5.7, the annual addition to be made to such other plan(s) shall be reduced, to the extent necessary so that the limitation in this Section 5.7 is satisfied.
(5)    If the Annual Addition to the Account of a Member in any Limitation Year beginning on or after July 1, 2007, nevertheless exceeds the amount that may be applied for his benefit under the limitations described in Section 5.7(a)(1), correction shall be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2006-27, or any superseding guidance.
(b)    Other Code Section 415 Provisions.
For purposes of applying the limitations set forth in Section 5.7(a), all qualified defined contribution plans (whether or not terminated) ever maintained by the Controlled Group shall be treated as one defined contribution plan.
Section 5.8    Excess Deferrals
(a)    Notwithstanding the foregoing provisions of this Article V, a Member's Deferred Compensation Contributions for any taxable year of such Member shall not exceed the dollar limitation contained in Code Section 402(g) as in effect for such taxable year. A Member's Deferred Compensation Contributions for purposes of this Section 5.8(a) shall include (1) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includable in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code Section 402(g)) under any plan maintained by the Controlled Group, (2) any employer contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)) under any plan maintained by the Controlled Group, and (3) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D) under any plan maintained by the Controlled Group.
(b)    In the event that a Member's Deferred Compensation Contributions exceed the dollar limitation contained in Code Section 402(g) as in effect for a Member's taxable year (hereinafter called the "excess deferrals"), such excess deferrals (and any income allocable thereto) shall be distributed to the Member by April 1 following the close of the taxable year in which such excess deferrals occurred if (and only if), by March 1 following the close of such taxable year the Member (1) allocates the amount of such excess deferrals among the plans under which the excess deferrals were made and (2) notifies the Committee of the portion allocated to this Plan. A Member's Deferred Compensation Contributions for purposes of this Section 5.8(b) shall include (1) any employer contribution made under any qualified cash or deferred arrangement as defined in Code Section 401(k) to the extent not includable in gross income for the taxable year under Code Section 402(a)(8) (determined without regard to Code Section 402(g)), (2) any employer contribution to the extent not includable in gross income for the taxable year under Code Section 402(h)(1)(B) (determined without regard to Code Section 402(g)), and (3) any employer contribution to purchase an annuity contract under Code Section 403(b) under a salary reduction agreement within the meaning of Code Section 3121(a)(5)(D). In the event that a Member allocates a portion of his excess deferrals to his Deferred Compensation Contributions made to this Plan,

Company Contributions, if any, made with respect to such Deferred Compensation Contributions (and any income applicable thereto) shall be applied to reduce future Company Contributions.
(c)    In the event that the Committee determines that a Member's Deferred Compensation Agreement would result in the limitation set forth in Section 5.8(a) being exceeded for his taxable year, such Member's Deferred Compensation Contributions shall be automatically suspended for the remainder, if any, of such taxable year, unless the Member has made an election that amounts otherwise exceeding that limit shall be Regular Contributions (a "spillover" election).
Section 5.9    Excess Deferred Compensation Contributions
(a)    Notwithstanding the foregoing provisions of this Article V,
(1)    the actual deferral percentage (as defined in Section 5.9(b)) for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the actual deferral percentage for all other eligible Employees for such Plan Year multiplied by 1.25, or
(2)    the excess of the actual deferral percentage for the group of eligible Highly Compensated Employees for such Plan Year over the actual deferral percentage for all other eligible Employees for such Plan Year shall not exceed two (2) percentage points, and the actual deferral percentage for the group of eligible Highly Compensated Employees for such Plan Year shall not exceed the actual deferral percentage for all other eligible Employees for such Plan Year multiplied by two (2).

In determining the actual deferral percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year, elective contributions, qualified nonelective contributions, and qualified matching contributions (to the extent that qualified nonelective contributions and qualified matching contributions are taken into account in determining actual deferral percentages) made to his accounts under any plan of the Company or a Controlled Group Member that is not mandatorily disaggregated pursuant to Treasury Regulation §1.410(b)-7(c), as modified by §1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in §1.401(k)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in §1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different than the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.
If one or more plans of the Company or a Controlled Group Member are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then actual deferral percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulation §1.401(k)-1(b)(4)(v), the Company may elect to calculate deferral percentages aggregating ESOP and non-ESOP plans. In addition, the Company may elect to calculate deferral percentages aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).
(b)    For the purposes of this Section 5.9, the actual deferral percentage for a specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of (1) the amount of Deferred Compensation Contributions actually paid to the Trust for each such eligible Employee for such Plan Year and allocated to his Accounts no later than the last day of such Plan Year (including any "excess deferrals" described in Section 5.8) to (2) the eligible Employee's compensation for such Plan Year (such ratio for an eligible Employee being referred to as an "ADR"). For purposes of this Section 5.9(b), the term "compensation" shall mean compensation as that term is defined in Code Section 414(s).
(c)    For the purposes of this Article V, the term "eligible" Employee or "eligible" Highly Compensated Employee means an Employee eligible to become a Member under the provisions of Article III; and the term Highly Compensated Employee shall include any former Employee who had a separation year (as hereinafter defined) prior to the Plan Year within which any determination under this Article V is being made (a "determination year") and who was a Highly Compensated Employee for either (1) such Employee's separation year or (2) any determination year ending on or after the Employee's 55th birthday. The term "separation year" shall mean the determination year during which an Employee separates from service with a Company as determined in accordance with the regulations issued under Code Section 414(q).

(d)    In the event that excess contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, within 2‑1/2 months following the close of such Plan Year, (1) such excess contributions (and any earnings and Employer Contributions allocable with respect to the excess contributions for such Plan Year) shall be distributed to the eligible Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such Employee, or (2) such excess contributions, if elected by an eligible Highly Compensated Employee and if and to the extent provided in applicable regulations, shall be treated as Regular Contributions. For the purposes of this Section 5.9(d), the term "excess contributions" shall mean, for any Plan Year, the excess of (A) the aggregate amount of Deferred Compensation Contributions actually paid to the Trust on behalf of eligible Highly Compensated Employees for such Plan Year (determined after first determining the excess contributions which are to be treated as Regular Contributions) over (B) the maximum amount of such Deferred Compensation Contributions permitted for such Plan Year under Section 5.8(b), determined under the leveling method by reducing Deferred Compensation Contributions made on behalf of eligible Highly Compensated Employees in order of the ADRs (as defined in Section 5.9(b)) beginning with the highest of such percentages. The total excess contributions shall then be allocated among Highly Compensated Employees by reducing Deferred Compensation Contributions made on behalf of each Highly Compensated Employee on the basis of the amount of Deferred Compensation Contributions made on behalf of each Highly Compensated Employee, beginning with the highest such amount.

(e)    Company Contributions made with respect to a Member's excess contributions (and any income applicable thereto) shall be applied to reduce future Company Contributions.
(f)    Notwithstanding the foregoing provisions of this Section 5.9, if Compensation satisfies a definition of compensation as required by the safe harbor alternative method of satisfying the actual deferral percentage test ("ADP test") as provided in Code Section 401(k)(12) (the "ADP Safe‑Harbor") for a Plan Year and the other requirements for the ADP Safe‑Harbor as set forth in the Plan are met, then the Plan complies with the ADP Safe‑Harbor and the requirements of the foregoing provisions of this Section 5.9 shall be treated as being met with respect to Deferred Compensation Contributions for that Plan Year. For purposes of the immediately preceding sentence, the Company Matching Contributions described in Section 5.3(b) (including the allocations under Section 15.3(g)) shall be the amounts required by Code Section 401(k)(12)(B) for purposes of the ADP Safe‑Harbor. Notwithstanding the foregoing sentence, the Plan has been amended to eliminate safe harbor matching contributions effective March 1, 2016, for Member Regular Contributions and Deferred Compensation Contributions made with respect to Compensation paid on pay dates on or after March 1, 2016. In accordance with Treasury Regulation Section 1.401(k)-3(g)(1)(i)(E), the ADP test using the current year testing method as set forth in Subsections (a) through (e) of this Section 5.9 (and not the ADP Safe-Harbor) shall apply for the entire 2016 Plan Year.

Section 5.10    Excess Company and Regular Contributions
(a)    Notwithstanding the foregoing provisions of this Article V, the contribution percentage (as defined in Section 5.10(b)) for the group of eligible Highly Compensated Employees for a Plan Year shall not exceed the greater of (1) one hundred twenty‑five percent (125%) of the contribution percentage for all other eligible Employees or (2) the lesser of two hundred percent (200%) of the contribution percentage for all other eligible Employees or the contribution percentage for all other eligible Employees plus two (2) percentage points.
In determining the contribution percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year, matching contributions, employee contributions, qualified nonelective contributions, and elective contributions (to the extent that qualified nonelective contributions and elective contributions are taken into account in determining contribution percentages) made to his accounts under any plan of the Company or a Controlled Group Member that is not mandatorily disaggregated pursuant to Treasury Regulation §1.410(b)-7(c), as modified by §1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in §1.401(m)-1(b)(4)((iii)(B) and the prohibition on aggregating plans with different plan years contained in §1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different than the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If one or more plans of the Company or a Controlled Group Member are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then contribution percentages under the Plan shall be calculated as if the Plan and such one or more other plans were a single plan. Pursuant to Treasury Regulation §1.401(m)-1(b)(4)(v), the Company may elect to calculate contribution percentages aggregating ESOP and non-ESOP plans. In addition, the Company may elect to calculate contribution percentages aggregating bargained and non-bargained plans and/or bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).
(b)    For the purposes of this Section 5.10, the "contribution percentage" for a specified group of eligible Employees for a Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in such group) of (1) the sum of the Company Contributions and Regular Contributions paid under the Plan by or on behalf of each such eligible Employee for such Plan Year to (2) the eligible Employee's compensation (as defined in Section 5.9(b)) for such Plan Year (such ratio for an eligible Employee being referred to as an "ACR"). Company Contributions in excess of 100% of the Deferred Compensation Contributions of a Member who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such eligible Employee's contribution percentage for the Plan Year to the extent that such Company Contributions exceed the greater of (i) 5% of the eligible Employee's compensation for the Plan Year or (ii) the product of two (2) times the Plan's "representative match rate" multiplied by the eligible Employee's Deferred Compensation Contributions for the Plan Year. The Plan's "representative match rate" is the lowest "match rate" of any eligible Employee who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all eligible Employees who are not Highly Compensated Employees for the Plan Year or (ii) the group of all eligible Employees who are not Highly Compensated Employees for the Plan Year and who are employed by the Company or a Controlled Group Member on the last day of the Plan Year and who make Deferred Compensation Contributions for the Plan Year, whichever results in the greater amount. An eligible Employee's "match rate" means the Company Contributions made on behalf of the eligible Employee for the Plan Year divided by the eligible Employee's Deferred Compensation Contributions for the Plan Year; provided, however, that if Company Contributions are made at different rates for different levels of Compensation, the "match rate" shall be determined assuming Deferred Compensation Contributions equal to 6% of Compensation. In the case of an Employee who also makes Regular Contributions, the sum of the eligible Employee's Deferred Compensation and Regular Contributions shall be substituted for his Deferred Compensation Contributions for purposes of this paragraph.
(c)    In the event that excess aggregate contributions (as such term is hereinafter defined) are made to the Trust for any Plan Year, then, within 2‑1/2 months following the close of such Plan Year, such excess contributions (and any income allocable thereto for such Plan Year) shall be forfeited (if forfeitable) and applied to reduce future Company Contributions or, if not forfeitable, shall be distributed to the eligible Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each such eligible Employee. For the purposes of this Section 5.10(c), the term "excess aggregate contributions" shall mean, for any Plan Year, the excess of (1) the aggregate amount of the Company Contributions and Regular Contributions actually paid to the Trust by or on behalf of eligible Highly Compensated Employees for such Plan Year over (b) the maximum amount of such Company Contributions and Regular Contributions permitted for such Plan Year under Section 5.10(a), determined under the leveling method by reducing Company Contributions and Regular Contributions made by or on behalf of eligible Highly Compensated Employees in order of their contribution percentages (as defined in Section 5.10(b)) beginning with the highest of such percentages. The total excess aggregate contributions shall then be allocated among Highly Compensated Employees on the basis of the amount of Company Contributions and Regular Contributions made by or on behalf of each Highly Compensated Employee, beginning with the highest such amount.
(d)    The determination of excess aggregate contributions under this Section 5.10 shall be made after (1) first determining the excess deferrals under Section 5.8 and (2) then determining the excess contributions under Section 5.9.
(e)    Notwithstanding the foregoing provisions of this Section 5.10, if the requirements of the ADP Safe‑Harbor (as defined in Section 5.9(f) are met, then the requirements set forth in Code Section 401(m)(11)(B) (the "ACP Safe‑Harbor") shall be considered to be met, and Company Contributions under Section 5.3(b) and any allocations under Section 15.3(g) shall be excluded from the requirements of the foregoing provisions of this Section 5.10 for that Plan Year. Notwithstanding the foregoing sentence, the Plan has been amended to eliminate safe harbor matching contributions effective March 1, 2016, for Member Regular Contributions and Deferred Compensation Contributions made with respect to Compensation paid on pay dates on or after March 1, 2016. In accordance with Treasury Regulation Section 1.401(m)-3(h)(1)(i)(E), the actual contribution percentage test using the current year testing method as set forth in Subsections (a) through (d) of this Section 5.10 (and not the ACP Safe-Harbor) shall apply for the entire 2016 Plan Year.
(f)    In applying the limitations set forth in Section 5.9 and Section 5.10, the Committee may, at its option, utilize such testing procedures as may be permitted under Code Sections 401(a)(4), 401(k), 401(m) or 410(b), including, without limitation, (a) aggregation of the Plan with one or more other qualified plans of the Controlled Group, (b) restructuring of the Plan or any other qualified plan of the Controlled Group into one or more component plans, (c) inclusion of qualified matching contributions, qualified nonelective contributions or elective deferrals described in and meeting the requirements of Treasury Regulations under Code Sections 401(k) and 401(m) to the Plan and any other qualified plan of the Controlled Group, or (d) any permissible combination thereof. In addition, the Committee may, at its option, limit Regular Contributions and/or Deferred Compensation Contributions for Highly Compensated Employees to any extent the Committee, in its sole discretion, deems appropriate to implement the limitations of Section 5.9 and/or Section 5.10.

Section 5.11    Miscellaneous ADP/ACP Safe Harbor Notice, Election, and Contribution Requirements
(a)    In accordance with the requirements of Code Section 401(k)(12), within a reasonable period before the beginning of each Plan Year the Company will provide each eligible Employee with written notice of the Employee's rights and obligations under the Plan, written in a manner calculated to be understood by the average eligible Employee and otherwise meeting the requirements of Code Section 401(k)(12)(D). If an Employee becomes eligible after the written notice for a Plan Year has been given and does not receive the notice for that reason, the notice must be provided no more than 90 days before the Employee becomes eligible and not later than the date the Employee becomes eligible. The foregoing provisions of this Subsection (a) shall not apply on and after March 1, 2016.
(b)    In addition to any other election periods provided under the Plan, each eligible Employee may make or modify a deferral election during a reasonable period following receipt of the notice described in Section 5.11(a).
(c)    A Member's accrued benefit derived from contributions to the Plan with respect to the requirements of the ADP Safe‑Harbor (as defined in Section 5.9(f)) and the requirements of the ACP Safe‑Harbor (as defined in Section 5.10(e)) is nonforfeitable and may not be distributed earlier than separation from employment, death, disability, an event described in Code Section 401(k)(10), or, in the case of a profit‑sharing or stock bonus plan to which Code Section 402(e) applies, the attainment of age 59‑1/2.

(d)    If for a Plan Year a Highly Compensated Employee for such Plan Year participates in the Plan and another plan of the Controlled Group that is not aggregated with the Plan for purposes of Code Section 401(a)(4) or 410(b) for such Plan Year and that is subject to Code Section 401(k)(3) for such Plan Year, contributions under the Plan for such Highly Compensated Employee for such Plan Year shall be limited so that such Highly Compensated Employee shall not receive a greater rate of matching contributions under the Plan for such Plan Year than any Member under the Plan who is not a Highly Compensated Employee.
(e)    The provisions of this Section 5.11 shall apply notwithstanding any other provisions of the Plan to the contrary.
(f)    The Plan documentation includes ADP testing provisions that are applicable for any Plan Year in which the notice requirements described in Code Section 401(k)(12)(D) are not satisfied and the Plan therefore does not satisfy Code Section 401(k)(12). Under no circumstance does inclusion of the ADP testing provisions relieve the Company from its obligation to make safe harbor matching contributions to the extent otherwise required in accordance with the terms of the Plan. If ADP testing applies because the Company did not satisfy the notice requirements, as described above, the Company is still obligated to make safe harbor matching contributions in accordance with the Plan provisions.
Section 5.12    Miscellaneous ADP/ACP Testing Provisions ‑‑ The following miscellaneous testing provisions shall apply in the circumstances described:
(a)    If the Plan provides that Employees are eligible to make Deferred Compensation Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Committee may apply the limitations on Deferred Compensation Contributions of Highly Compensated Employees described in Article V either:
(1)    by comparing the actual deferral percentage of all eligible Employees who are Highly Compensated Employees for the Plan Year to the actual deferral percentage for the Plan Year of those eligible Employees who are not Highly Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or
(2)    separately with respect to eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and eligible Employees who have satisfied such minimum age and service requirements.
Similarly, if the Plan provides that Employees are eligible to make or receive Regular and/or Company Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1), and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Committee may apply the limitations on Regular and Company Contributions of Highly Compensated Employees described in Article V either:
(1)    by comparing the contribution percentage of all eligible Employees who are Highly Compensated Employees for the Plan Year to the contribution percentage for the Plan Year of those eligible Employees who are not Highly

Compensated Employees and who have satisfied the minimum age and service requirements under Code Section 410(a)(1); or
(2)    separately with respect to eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1) and eligible Employees who have satisfied such minimum age and service requirements.
(b)    Effective January 1, 2008, the income or loss attributable to any excess contributions amounts that are distributed pursuant to Article V of the Plan shall be determined for the preceding Plan Year (and not for the "gap period") under the method otherwise used for allocating income or loss to Member's Accounts (the "gap period" referring to the period between the close of the Plan Year in which excess contributions were made and the date the contributions are distributed).
(c)    The Plan shall not fail to satisfy the safe harbor testing rules for a Plan Year if for such Plan Year the Company or a Controlled Group Member maintains a plan under which "matching contributions" on behalf of Highly Compensated Employees are made at a rate greater than the rate provided under the Plan. However, the Plan shall not be deemed to have satisfied the limitations on Deferred Compensation Contributions of Highly Compensated Employees for any Plan Year unless the ratio of Company Contributions made with respect to the Deferred Compensation Contributions (and Regular Contributions) of each Highly Compensated Employee for the Plan Year to each such Highly Compensated Employee's Deferred Compensation Contributions (and Regular Contributions) for the Plan Year is not greater than the ratio of Company Contributions made with respect to Deferred Compensation Contributions (and Regular

Contributions) of each non-Highly Compensated Employee who has made Deferred Compensation Contributions (and Regular Contributions) for the Plan Year at the same percentage of Compensation for the Plan Year as such Highly Compensated Employee to each such non-Highly Compensated Employee's Deferred Compensation Contributions (and Regular Contributions).
ARTICLE VI.    INVESTMENT OF FUNDS
Section 6.1    Investment Funds
(a)    The Trust Fund shall contain investment funds ("Investment Funds" or "Funds"), which shall include a Fund designated the "Eaton Shares Fund," together with the earnings thereon held, managed, invested and reinvested by the Trustee consisting of Eaton Shares purchased by the Trustee, contributed by the Company or released from a Suspense Account and cash or cash equivalents as described in Section 6.5. In addition, in accordance with the Trust Agreement, the Investment Committee shall select or establish for investment of any portion of the Trust Fund (other than the Eaton Shares Fund) any other Fund or Funds and may modify or eliminate any such Fund. The term Fund may include an investment alternative such as a "self‑managed brokerage account," which shall be subject to any rules, procedures and restrictions prescribed by the Committee and/or the Trustee, including, without limitation, fees and expenses (which may be deducted from such investment alternative and/or Accounts in the other Funds), minimum amounts of investment in such investment(s), and any requirement that any distribution, withdrawal or loan under the Plan shall be made only from the other Funds. In exercising its authority to establish, modify, and eliminate Funds (other than the Eaton Shares Fund) and investment alternatives, the Investment Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor Regulation §2550.404c‑1(b) as in effect from time to time, and the available Funds shall satisfy the requirements of Code Section 401(a)(28)(B) with respect to Section 15.4.
(b)    Regular Contributions, Deferred Compensation Contributions, Company Contributions, and Eaton Retirement Contributions shall be allocated to the Investment Funds as hereinafter set forth. Each separate Investment Fund shall be held, managed, administered, invested, reinvested, accounted for and otherwise dealt with as provided in the Trust Agreement.
(c)    In the event that any amount is credited to the Account of a Member for which the Member has not given an investment direction in the manner described in Section 6.2, including with respect to any Eaton Retirement Contribution or Rollover Contribution, such amounts shall be invested in an Investment Fund in accordance with procedures established by the Committee.
Section 6.2    Investment of Member Contributions and Deferred Compensation Contributions
(e)    Each Member may elect upon enrollment, or thereafter not more frequently than once each day, upon notice to the Committee, that, as soon as reasonably practicable thereafter, his future Regular Contributions and Deferred Compensation Contributions made on his behalf, if any, shall all be invested entirely in one of the Funds or in any of the Funds in any combination of whole percentages.

(f)    Not more frequently than once each day, a Member may direct that his existing Accounts attributable to his Regular Contributions and Deferred Compensation Contributions made on his behalf be reallocated among the Funds in a manner consistent with the requirements of Section 6.2(a).
(g)    Notwithstanding the provisions of Section 6.2(a) and Section 6.2(b), investment elections by Members under this Section 6.2 shall be subject to such restrictions as the Committee and/or Investment Committee shall from time to time prescribe. In exercising its authority with respect to such restrictions, the Committee and/or Investment Committee shall act in such manner that it shall be expected that the Plan will offer a broad range of investment alternatives within the meaning of Department of Labor Regulation §2550.404c‑1(b) as in effect from time to time and provide an opportunity for a Member to exercise control over assets in his individual account within the meaning of Department of Labor Regulation §2550.404c‑1(b) as in effect from time to time.
Section 6.3    Investment of Company Contributions and Eaton Retirement Contributions
(c)    Company Matching Contributions and Eaton Retirement Contributions on behalf of a Member (not including any Eaton Shares allocated and credited to the Member's Account under Section 15.3 with respect to ESOP Allocation Periods) initially shall be invested in the same manner as such Member's Regular Contributions and Deferred Compensation Contributions for the applicable contribution period are invested in accordance with Section 6.2(a). Not more frequently than once each day, a Member may direct that his existing Accounts attributable to Company

Matching Contributions on behalf of such Member (not including any Eaton Shares allocated and credited to the Member's Account under Section 15.3 with respect to ESOP Allocation Periods) and Eaton Retirement Contributions be transferred between or among the Funds in a manner consistent with the requirements of Section 6.2.
(d)    Eaton Shares allocated and credited to a Member's Account under Section 15.3 with respect to ESOP Allocation Periods ending after December 31, 2001 shall be invested in accordance with Section 15.3. Not more frequently than once each day, a Member may direct that his existing Accounts attributable to Eaton Shares allocated and credited to the Member's Account under Section 15.3 with respect to ESOP Allocation Periods ending after December 31, 2001 be transferred between or among the Funds in a manner consistent with the requirements of Section 6.2.
Section 6.4    Charges and Credits to Accounts ‑‑ Except as otherwise provided in Section 15.3, each Member's Company Contribution Account will be charged with any cash or other assets allocated to his Company Contributions Account and used by the Trustee to purchase Eaton Shares or to release Eaton Shares from a Suspense Account. Any Eaton Shares so purchased or released will be allocated to the Members' Company Contributions Accounts in the same proportions as those contributions were allocated. If Eaton Shares are acquired from a Member's Company Contributions Account to provide for distributions, his Account will be credited with the cash or other assets used to acquire the Eaton Shares.
Section 6.5    Investment of Income Received; Cash Balances ‑‑ Subject to the provisions of Section 15.3, interest, cash dividends, shares dividends and capital gains of the Funds shall be held, invested and reinvested in the same Fund from which they were derived, provided that the Trustee may maintain, or an Investment Adviser may direct the maintenance, in cash or short‑term securities of such part of the assets of each Fund as in its sole discretion it shall deem necessary or desirable to accomplish the purposes of the Plan.
Section 6.6    Investment Values and Decisions; Exercise of Investment Discretion
(c)    Each Member shall assume all risk in connection with any decrease in the market value of any investment in the respective Funds in which he participates, and such Funds shall be the sole source of all payments to be made under the Plan from his Accounts.
(d)    Neither any Company, the Committee, the Investment Committee, the Trustee, nor any officer or employee of any of them is authorized to advise a Member as to the manner in which contributions to the Plan and income thereon should be invested and reinvested. The election of the Fund or Funds in which a Member participates is his sole responsibility, and the fact that designated Funds are available to Members for investment shall not be construed as a recommendation for the investment of contributions hereunder in all or any of such Funds.
(e)    Any decision by a Member to invest in any Fund pursuant to this Article VI shall constitute an exercise of control over the assets allocated to his Accounts by such Member (to the extent of such exercise of control) within the meaning of Section 404(c) of ERISA, and each Member who so exercises such control shall by such exercise, release and agree, on his behalf and on the behalf of his heirs and beneficiaries, to indemnify and hold harmless the Trustee, each Company, the

Investment Committee and the Committee, and any officer or employee of any of them, from and against any claim, demand, loss, liability, cost or expense (including reasonable attorney's fees) caused by or arising out of such exercise, including without limitation any diminution in value or losses incurred from such exercise.
Section 6.7    Diversification of Eaton Shares ‑‑ The provisions of this Section 6.7 shall apply to any investment in the Eaton Shares Fund so long as Eaton Shares are publicly traded or treated as publicly traded under Code Section 401(a)(35). Notwithstanding any other provision of the Plan to the contrary, a Member whose Accounts are invested, in whole or in part, in the Eaton Shares Fund shall be permitted to divest such investments and re-invest such Accounts in other Investment Funds provided under the Plan. The Plan shall offer at least three Investment Fund options as alternatives to the Eaton Shares Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics. The Committee shall notify each eligible Member of his diversification rights no later than 30 days prior to the date he is first eligible to divest his investment in the Eaton Shares Fund, which shall describe the importance of diversifying the investment of retirement assets. The Plan shall not be treated as meeting the requirements of this Section 6.7 if the Plan imposes any restrictions or conditions on investment in the Eaton Shares Fund that do not also apply to investment in the other Investment Funds.
ARTICLE VII.    CREDITS AND ACCOUNTS
Section 7.1    Credits ‑‑ As of each Valuation Date any increase or decrease in the fair market value of each Fund since the prior Valuation Date, and all income of such Fund for such period shall be credited to or deducted from the Accounts in the same proportion that the respective amount of each Account in such Fund bears to the total amount of such Fund as of such prior Valuation Date. Notwithstanding the immediately preceding sentence or any other provision of the Plan, some or all of the Funds may be administered and accounted for on a share basis or on a unitized basis, as determined by the Committee.
Section 7.2    Accounts ‑‑ An individual record of the Accounts of each Member shall be maintained by the Committee, and each Member shall receive regular statements setting forth the status of his Accounts, reflecting the distribution among the Funds of the Member's Accounts, and the respective market values thereof or, if share accounting is being utilized, the number of shares therein.
ARTICLE VIII.    SERVICE AND VESTING
Section 8.1    Special Definitions
‑‑ For purposes of this Article VIII, the following terms have the following meanings:
(e)    The "employment commencement date" of an Employee means the date he first completes an Hour of Service, as described in Section 8.2.
(f)    The "reemployment commencement date" of an Employee means the first date following a service break on which he again completes an Hour of Service as described in Section 8.2.
(g)    The "severance date" of an Employee means the date on which he retires, dies, or his employment with the Company and Controlled Group Members is otherwise terminated, provided, however, that if he terminates employment with or is absent from work with the Company and Controlled Group Members on account of service with the armed forces of the United States, he shall not incur a severance date if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Acts of 1994 and he returns to work with the Company or a Controlled Group Member within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his severance date shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.
Section 8.2    Crediting Hours of Service ‑‑ An Employee shall be credited with an Hour of Service for each hour for which is he is paid, or entitled to payment, for the performance of duties for an Employer or any Controlled Group Member. Except as otherwise specifically provided with respect to predecessor employers, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a member of the Controlled Group. For purposes of this Section 8.2, in the case of an Employee who was employed by Cooper (as defined in Section 5.5(b)(2)) on November 29, 2012, Hours of Service shall be credited for service with Cooper prior to that date.
Section 8.3    Crediting of Vesting Service ‑‑ An Employee shall be credited with Vesting Service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an Employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with continuous service for the period between his severance date and reemployment commencement date.
Section 8.4    Vesting of Accounts ‑‑ A Member's Company Contribution Account, Deferred Compensation Account, and Regular Account shall be nonforfeitable at all times. A Member's Eaton Retirement Contribution Account shall become vested in accordance with the provisions of Section 5.6(c). Special vesting provisions relating to Accounts affected by mergers or transfers are set forth in Article XX.
ARTICLE IX.    LOANS TO MEMBERS
Section 9.1    Loan Program ‑‑ In accordance with Section 12.2, the Committee is hereby designated as the Named Fiduciary with authority and responsibility to approve or deny loans and, except as provided in Section 9.4, collect unpaid loans in accordance with this Article IX. Subject to such uniform and nondiscriminatory rules as the Committee may establish and to the provisions of this Article, the Committee may in its discretion direct the Trustee to make a loan to a Member from any of his Accounts in the Trust Fund, except for his Eaton Retirement Contribution Account and his Savings Plan Individual Retirement Account, if any, under Article XXIII ("SPIRA") and except for amounts representing Company Contributions for the previous twenty‑four (24) months. For each Member for whom a loan is authorized, the Committee shall establish a separate Investment Fund (hereinafter in this Article called his "Separate Investment Fund"), from which such loan shall be made. Unless the Committee directs otherwise, such Separate Investment Fund shall be funded by a pro rata liquidation of the Member's interests in each of the Funds; and payments of interest and repayments of principal shall be allocated to the Member's Accounts and invested in one or more of the Funds in accordance with procedures established by the Committee. Each such loan shall be in an amount which is not less than $1,000, and which, when added to the outstanding balance of any other loan or loans to the Member from all qualified employer plans (as defined in Code Section 72(p)(4)) of the Controlled Group, does not exceed the lesser of (a) $50,000, reduced by the excess, if any, of (i) the highest outstanding balance of loans from the Plan during the one‑year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from the Plan on the date on which such loan was made or (b) 50% of the amount of such Member's vested Account, except for his Eaton Retirement Contribution Account and SPIRA, determined as of the Valuation Date coinciding with or next preceding the date the loan is made.
Section 9.2    Certain Conditions ‑‑ As a condition to the receipt of any loan pursuant to Section 9.1, (a) a Member shall have and maintain in his Separate Investment Fund an amount (including any promissory note referred to in Section 9.3) not less than the total amount of such loan, and (b) to the extent (if any) that Code Section 401(a)(11) applies to a Member's Account at the time a Member's Account is used to secure a loan, the spouse of the Member, who is married at the time the loan is made, consents (in the manner described in Section 2.1(iii)) to the loan and to the use of the Member's Account as security for the loan. To the extent prescribed by the Committee, any limitation or restriction otherwise applicable to investment changes shall not be applicable to any investment change made by a Member to satisfy the condition specified in clause (a) of this Section 9.2.

Section 9.3    Certain Standards and Requirements ‑‑ Loans made pursuant to Section 9.1, (a) shall be made available to all Members on a reasonably equivalent basis, (b) shall not be made available to highly compensated Members, officers or shareholders in a percentage amount greater than the percentage amount made available to other Members, (c) shall be secured by the Member's Account and such other collateral as the Committee may require and (d) shall be evidenced by a promissory note executed by the Member which provides for a reasonable rate of interest as determined by the Committee and for repayment in substantially equal installments not less frequently than quarterly (i) within a specified period of time, which shall not extend beyond five (5) years from the date the loan is made unless the loan proceeds are used to acquire a dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Member, in which case the repayment period may be extended for up to ten (10) years from the date the loan is made, and (ii) upon such other terms and conditions as the Committee may determine including provision that (A) the loan shall be repaid pursuant to authorization by the Member of equal deductions from his Compensation (or pursuant to other payment methods permitted by the Committee in the event the Member is not receiving Compensation) over the repayment period sufficient to amortize fully the loan within the repayment period, (B) the loan shall be prepayable in whole (but not in part) at any time without penalty and (C) before any distribution or withdrawal is made from the Member's Account the loan shall be prepaid to the extent necessary in order that the then outstanding balance of the loan shall not exceed the amount which could be loaned under the limitations of Code Section 72(p) after reflecting such distribution or withdrawal. Pursuant to loan procedures approved by the Committee the repayment period may be adjusted consistently with regulatory guidance.
Section 9.4    Default and Collection ‑‑ Notwithstanding any other provision of the Plan to the contrary, (a) a loan made pursuant to Section 9.1 shall be a first lien against the Member's Account and any amount of principal or interest due and unpaid thereon shall be deducted by the Trustee at the direction of the Committee from such Account before the payment of any portion thereof under the provisions of Article X or Article XI to the Member or his Beneficiary, and (b) in the event a loan is not repaid in full within the period of time specified in the promissory note executed by him as hereinabove provided (or in the event of a default by a Member which, under the provisions of such promissory note, accelerates the payment of principal and interest on a loan), the Trustee shall be authorized at the direction of the Committee to deduct the then unpaid principal and interest on such loan from the Member's Account; provided, however, that no such deduction shall be made from his Account until such time as he becomes entitled to receive such part of his Account under the provisions of Article X or Article XI, and (c) the Committee, in its discretion, may direct the Trustee to take such action as the Committee may reasonably determine, including the demand for repayment of the loan and, subject to the provisions of the Trust Agreement, the institution of legal action to enforce collection of any balance due from the Member, and (d) in the event the Committee fails or refuses for any reason to direct the Trustee as provided in sub‑paragraph (c) above or if the Trustee otherwise reasonably concludes that the collectability of a loan hereunder is in jeopardy, the Trustee is authorized, after reasonable notice to the Committee, to take such action as it may reasonably determine to enforce repayment and satisfaction of the loan.
Section 9.5    Deceased Member ‑‑ If a Member dies with an outstanding loan and with his surviving spouse as Beneficiary, the Beneficiary may repay the entire loan balance or may make payments with coupons in accordance with the procedures established by the Committee.
ARTICLE X.    WITHDRAWALS DURING EMPLOYMENT
Section 10.1    Withdrawals ‑‑ Subject to the rights of Members under Section 15.4, upon notice to the Committee a Member may elect to make a withdrawal from his Regular Account, Company Contribution Account or Deferred Compensation Account upon the conditions set forth below. The withdrawal may include one or more of the following steps, which must be made in sequence. In each instance the amount of contributions or earnings withdrawn shall be limited to the value thereof as of the Valuation Date applicable to such withdrawal under uniform rules of the Committee.
Step 1 ‑‑ withdrawal of all or a portion of the Member's Regular Account which is attributable to Matched or Unmatched Regular Contributions made prior to 1987;
Step 2 ‑‑ withdrawal of the entire amount available under Step 1 plus all or a portion of the Member's Unmatched Regular Contributions made after 1986;
Step 3 ‑‑ withdrawal of the entire amount available under Step 2 plus all or a portion of the Member's Matched Regular Account which is attributable to Regular Contributions made after 1986;

Step 4 ‑‑ withdrawal of the entire amount available under Step 3, plus all or a portion of the Member's Rollover Account (as described in Section 22.3), if any, vested amounts attributable to transfers from a prior acquired employer’s plan pursuant to a transfer or merger approved by the Company (if that plan permitted such withdrawals), or SPIRA (as described in Article XXIII), if any;
Step 5 ‑‑ withdrawal of the entire amount available under Step 4, plus all or a portion of the Member's Company Contribution Account, except that the portion of such Account attributable to Company Matching Contributions under Section 5.3(b) (and the earnings thereon) with respect to Compensation paid (or that in the absence of the Plan would be paid) after December 31, 2001 may not be withdrawn unless the Member is at least 59‑1/2 years old, and allocations to a Member under Section 15.3(g) with respect to ESOP Allocation Periods ending after December 31, 2001 may not be withdrawn unless the Member is at least 59‑1/2 years old;
Step 6(a) ‑‑ in the event a Member is at least 59‑1/2 years old on the date of withdrawal, withdrawal of the entire amount available under Step 5, plus all or a portion of the Member's Deferred Compensation Account;
Step 6(b) ‑‑ Except in the case of a Member who is at least 59-1/2 years old on the date of withdrawal, Step 5 is subject to the requirement that any portion of such Account attributable to Company Contributions (and the earnings thereon) made within twenty-four (24) months preceding the date of such withdrawal may not be withdrawn.

A Member may not make a withdrawal from his Eaton Retirement Contributions Account.
Section 10.2    Hardship Withdrawals ‑‑ Upon the application of any Member who has complied with the sequence of withdrawal requirements under Section 10.1, the Committee, in accordance with a uniform, nondiscriminatory policy, shall, if the withdrawal satisfies (a) and (b) below, permit such Member to withdraw for Hardship all or a portion of the amounts then credited to his or her Deferred Compensation Account.
(f)    Immediate and Heavy Financial Need. A withdrawal is on account of Hardship only if made on account of an immediate and heavy financial need of the Member and in an amount necessary to meet that need. The determination of whether or not the Member has an immediate and heavy financial need, and the withdrawal is necessary, as outlined in subparagraph (b), to satisfy such financial need, is to be made in accordance with nondiscriminatory and objective standards set forth in the Plan. A financial need shall not fail to be immediate and heavy merely because such need was reasonably foreseeable or voluntarily incurred by the Member. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Member if the withdrawal is on account of any one of items (1) through (7) below:
(3)    Expenses previously incurred by or necessary for the Member, the Member's spouse, or any dependent of the Member (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof) to obtain medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(4)    Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member;
(5)    Payment of tuition, related educational fees, and room and board expenses for the next 12 months of post‑ secondary education for the Member, or the Member's spouse, child, or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);
(6)    Payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage on the Member's principal residence;
(7)    Payment of funeral or burial expenses for the Member's deceased parent, spouse, child, or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof);
(8)    Expenses for the repair of damage to the Member's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit); or
(9)    Any other item specified by the Commissioner of the Internal Revenue Service, in regulations, revenue rulings, notices, or other documents of general applicability, to constitute a deemed immediate and heavy financial need.
(g)    Distribution Necessary to Satisfy an Immediate and Heavy Financial Need. A Hardship withdrawal will not be treated as necessary to satisfy an immediate and heavy financial need of a Member to the extent that the amount of the withdrawal is in excess of the amount required to relieve the financial need, or to the extent that such need may be satisfied from other sources that are reasonably available to the Member. This determination is to be made by the Committee on the basis of all relevant facts and circumstances. A Member making an application for a Hardship withdrawal shall have the burden of presenting to the Committee evidence of the necessity of the withdrawal to satisfy the immediate and heavy financial need, and the Committee shall not permit withdrawal for Hardship without first receiving such evidence. A withdrawal generally may be treated as necessary to satisfy a financial need if the Committee reasonably relies upon the Member's representation that the need cannot be relieved through the following sources:
(1)    reimbursement or compensation by insurance or otherwise;
(2)    reasonable liquidation of the Member's assets, to the extent that such liquidation itself would not cause an immediate and heavy financial need (For this purpose, the Member's resources shall be deemed to include those assets of his or her spouse and minor children that are reasonably available to the Member);
(3)    cessation of the Member's Regular and Deferred Compensation Contributions under the Plan;
(4)    other distributions or nontaxable loans from the Plan or any other plans maintained by the Company or from plans maintained by any other employer; or
(5)    borrowing from commercial sources on reasonable commercial terms.

Additionally, a distribution generally may be treated as necessary to satisfy a financial need if it complies with guidelines established by the Commissioner of the Internal Revenue Service through the publication of revenue rulings, notices and other documents of general applicability. A withdrawal pursuant to this Section 10.2 shall result in a six (6) month suspension of the Member's Regular Contributions and Deferred Compensation Contributions made on the Member's behalf. Beginning with distributions made hereunder on or after January 1, 2016, such Member’s Regular Contributions and Deferred Compensation Contributions shall automatically resume at the conclusion of the suspension period based on the Member’s contribution elections in effect on the date of suspension.
Section 10.3    Time and Form of Withdrawal Distributions ‑‑ Distributions of withdrawals shall be made all in cash except that distributions of withdrawals from the Eaton Shares Fund shall be made all in cash or all in whole Eaton Shares, as the Member elects, as soon as practicable after the procedural requirements established by uniform rule of the Committee can be met. Any whole Eaton Shares distributed shall be of Value equal to the amount that would otherwise be distributed in cash determined as of the Valuation Date established for such withdrawal under uniform rules established by the Committee. Cash distributions shall be based upon the amount to the credit of the Member's Accounts as of a Valuation Date established for such withdrawal under uniform rules established by the Committee.
Section 10.4    Other Withdrawals ‑‑ In the event that amounts held in a Member's Account were transferred to the Plan from another plan which at the time of such transfer were subject to in-service withdrawal rights protected by Code Section 411(d)(6), such withdrawal rights shall continue to be available under the Plan.
Section 10.5    HEART Act Reservist Withdrawals ‑‑ Notwithstanding any other provision of the Plan to the contrary, in accordance with procedures established by the Committee and subject to the provisions of this Section 10.5, a Member who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code), who has been on active duty for a period of at least 30 days, may apply for a withdrawal in an amount from his Account that is attributable to Deferred Compensation Contributions. Any distribution made pursuant to this Section 10.5 must be made during the period beginning on the 30th day of active duty and ending on the close of his active duty period. Further, for a period of six (6) months after his receipt of the withdrawal, such Member's Regular Contributions and Deferred Compensation Contributions are suspended and the Member shall be prohibited, under the terms of an otherwise legally enforceable agreement, from making elective contributions, including after-tax contributions, to all other plans maintained by the Company. Beginning with distributions made hereunder on or after January 1, 2016, such Member’s Regular Contributions and Deferred Compensation Contributions shall automatically resume at the conclusion of the suspension period based on the Member’s contribution elections in effect on the date of suspension. For this purpose, the phrase "plans maintained by the Company" means all qualified and nonqualified plans of deferred compensation maintained by the Company or any Controlled Group Member, including a cash or deferred arrangement that is part of a cafeteria plan within the meaning of Code Section 125 and also includes a stock option, stock purchase, or similar plan maintained by the Employer or any Controlled Group Member.
Section 10.6    Qualified Reservist Withdrawals ‑‑ Notwithstanding any other provision of the Plan to the contrary, in accordance with procedures established by the Committee and subject to the provisions of this Section 10.6, a Member who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who is ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may apply for a withdrawal in an amount from his Account that is attributable to Deferred Compensation Contributions. Any distribution made to a Member pursuant to this Section 10.6 must be made during the period beginning on the date of his order to call to active duty and ending on the close of his active duty period. As provided under Code Section 72(t)(2)(G), such a withdrawal is not subject to the 10% penalty on early distributions.
ARTICLE XI.    SETTLEMENT AFTER TERMINATION OF EMPLOYMENT
Section 11.1    In General ‑‑ Upon termination of employment a Member's Accounts shall be settled in accordance with the following provisions:
(h)    Distributions of $5,000 or less. If the total value of the vested Accounts (including SPIRA) of a Member or Beneficiary is $5,000 or less, distribution thereof shall be made to such Member or Beneficiary as soon as administratively practicable in a single lump sum in cash or in cash and in whole Eaton Shares to the extent his Accounts are then invested in the Eaton Shares Fund, as elected by the Member. In the absence of such election, distribution shall be made in a lump sum in cash.

In the event of a "mandatory distribution" greater than $1,000 in accordance with the foregoing provisions of this Section 11.1(a), if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly, then the Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Committee. A "mandatory distribution" means any distribution made to a Member without the Member's consent that is made before the Member attains the later of age 62 or his normal retirement date. Distribution to a Member's surviving spouse or to an alternate payee under a qualified domestic relations order or to a nonspouse beneficiary is not a "mandatory distribution" for purposes of this Section 11.1(a).
(i)    Distributions in Excess of $5,000. If the total value of the vested Accounts (including SPIRA) of a Member or Beneficiary exceeds $5,000, distribution shall be made in accordance with the other applicable sections of this Article XI.
Section 11.2    Retirement or Disability ‑‑ Upon a Member's Retirement or Disability, the Member (or, in the case of incompetency, the Member's legal representative if one has been appointed) may by notice to the Committee select distribution of his vested Accounts in accordance with one of the following methods:
(ii)    a lump‑sum distribution of the entire value of the Member's vested Accounts; or
(iii)    such amount of the Member's vested Accounts as the Member from time to time shall elect and in such manner as shall be prescribed (from time to time) by the Committee.

Distribution of a Member's vested Account under method (i) or (ii) above will be made in cash, or in cash and in whole Eaton Shares to the extent his Accounts are then invested in the Eaton Shares Fund, as elected by the Member. In the absence of such election, distribution shall be made in cash. The settlement will be based upon the amount to the credit of the Member's vested Accounts as of a Valuation Date established in accordance with procedures adopted by the Committee. The distribution shall commence as soon as reasonably practicable following the date specified in the Member's notice, which may be the last day permitted for distribution under Section 11.5.
Section 11.3    Death ‑‑ In the event of the death of a Member prior to the Member's Required Beginning Date as determined under Section 11.5, the complete distribution of his vested Accounts shall be made to his Beneficiary within five (5) years after the Member's death, in a lump sum or in periodic, partial withdrawals as elected by the Beneficiary by written notice to the Committee; provided, however, that such five (5) year requirement shall not apply if the Beneficiary has been designated in writing by the Member, and if the distribution method elected by the Beneficiary will result in the complete distribution (in accordance with Treasury Regulations) of the Member's vested Accounts over a period not extending beyond the life expectancy of such Beneficiary. The distribution shall commence as soon as reasonably practicable following notice by the Beneficiary to the Committee requesting such distribution. If, following the death of the Member, the Beneficiary has not, within a reasonable time as determined by the Committee, prior to the last day of the year following the year that includes the Member's date of death, elected a distribution commencing no later than the last day of the year following the year that includes the Member's date of death and a method of distribution that satisfies the distribution requirements described above, distribution shall be made in a lump sum on the last day of the year following the year that includes the Member's date of death. In the event of the death of a Member after the Member's Required Beginning Date as determined under Section 11.5, the vested Accounts of such Member shall be distributed to the Member's Beneficiary as described above in this Section 11.3 and in accordance with Treasury Regulations, except that the distribution method shall provide for distribution at least as rapidly as under the method of distribution being made to the Member as of the date of the Member's death. Distribution of the Member's Accounts will be made in cash, or in cash and in whole Eaton Shares to the extent his Accounts are then invested in the Eaton Shares Fund, as elected by the Beneficiary. In the absence of such election, distribution shall be made in cash. A Beneficiary shall be treated as a Member for purposes of Section 6.2(b), Section 6.3(b), Section 6.3(c), Section 15.3(d), and Section 15.5.
Section 11.4    Other Termination ‑‑ If a Member's employment is terminated other than by Retirement, Disability or death, the Member (or, in the case of incompetency, the Member's legal representative if one has been appointed) may by notice to the Committee select distribution of his vested Accounts in accordance with one of the following methods:
(ii)    a lump‑sum distribution of the entire value of the Member's vested Accounts; or

(iii)    such amount of the Member's vested Accounts as the Member from time to time shall elect and in such manner as shall be prescribed (from time to time) by the Committee.
Distribution of a Member's vested Account under method (i) or (ii) above will be made in cash, or in cash and in whole Eaton Shares to the extent his Accounts are then invested in the Eaton Shares Fund, as elected by the Member. In the absence of such election, distribution shall be made in cash. The settlement will be based upon the amount to the credit of the Member's vested Accounts as of a Valuation Date (established in accordance with procedures adopted by the Committee). The distribution shall commence as soon as reasonably practicable following the date specified in the Member's notice.
Section 11.5    Value and Timing of Distributions
(g)    The provisions set forth in this Section 11.5 will supersede any conflicting provisions of Articles XI or XXV.
(h)    Any whole Eaton Shares distributed under this Article XI shall be of Value equal to the amount that would otherwise be distributed in cash determined as of the Valuation Date established for such purpose under uniform rules established by the Committee. Cash distributions shall be based upon the amount to the credit of the Member's vested Accounts as of a Valuation Date established for such purpose under uniform rules established by the Committee.
(i)    Notwithstanding any other provision of the Plan to the contrary, distribution of a Member's entire interest in his vested Account shall commence no later than the earlier of:

(i)    unless the Member elects a later date (with the failure of the Member to file an application for distribution being treated as an election to postpone distribution), 60 days after the close of the Plan Year in which (i) the Member's 65th birthday occurs, (ii) the 10th anniversary of the year in which he commenced participation in the Plan occurs, or (iii) his termination of employment occurs, whichever is latest; or
(ii)    the April 1st following the close of the calendar year in which he attains age 70½, whether or not his termination of employment date has occurred, except that if a Member is not a five‑percent owner (as defined in Code Section 416), with respect to any Plan Year ending in the calendar year in which he attained age 70½, distribution of such Participant's vested interest in his Accounts shall, at the election of the Participant, commence no later than the April 1st following the close of the calendar year in which he attains age 70½ or retires, whichever is later (referred to herein as the Member's "Required Beginning Date").
Distributions required to commence under this Section 11.5(c) shall be made in accordance with Code Section 401(a)(9) and regulations issued thereunder, including the minimum distribution incidental benefit requirements, as further set forth in Section 11.9.
(a)    If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate a Member or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Member or Beneficiary is located (whichever is applicable).
Section 11.6    Separate Accounting for Non-Vested Amounts ‑‑ If as of a Member's employment termination date the Member's vested interest in his Eaton Retirement Contributions Account is less than 100 percent, that portion of his Eaton Retirement Contributions Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in Section 11.7. If prior to such employment termination date the Member received a distribution under the Plan and the non-vested portion of his Eaton Retirement Contributions Account was not forfeited as provided in Section 11.7 or, if forfeited, was restored as provided in Section 11.9, his vested interest in his Eaton Retirement Contributions Account shall be an amount ("X") determined by the following formula:
X = P(AB + D) – D
For purposes of the formula:

P =	The Member's vested interest in his Eaton Retirement Contributions Account on the date distribution is to be made.

AB =	The balance of the Member's Eaton Retirement Contributions Account as of the Valuation Date immediately preceding the date distribution is to be made.

D =	The amount of all prior distributions from the Member's Eaton Retirement Contributions Account.

Section 11.7    Disposition of Non-Vested Amounts ‑‑ That portion of a Member's Eaton Retirement Contributions Account that is not vested upon the occurrence of his employment termination date shall be disposed of as follows:
(a)    If the Member has no vested interest in his Account upon the occurrence of his employment termination date or his vested interest in his Account as of the date of distribution does not exceed $1,000, resulting in the distribution or deemed distribution to the Member of his entire vested interest in his Account, the non-vested balance in the Member's Eaton Retirement Contributions Account shall be forfeited and his Account closed as of (i) the Member's employment termination date, if the Member has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Member.
(b)    If the Member's vested interest in his Account exceeds $1,000 and the Member is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Member's Eaton Retirement Contributions Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Member's employment termination date. A distribution is deemed to be made because of a Member's employment termination date if it occurs prior to the end of the second Plan Year beginning on or after the Member's employment termination date.
(c)    If neither Section 11.7(a) nor 11.7(b) is applicable, the non-vested balance in the Member's Eaton Retirement Contributions Account shall continue to be held in such Account and shall not be forfeited until the last day of the 5-year period beginning on his employment termination date, provided that the Member is not reemployed by the Company or a Controlled Group Member prior to that date.
Section 11.8    Treatment of Forfeited Amounts ‑‑ Whenever the non-vested balance of a Member's Eaton Retirement Contributions Account is forfeited during a Plan Year in accordance with the provisions of Section 11.7, the amount of such forfeiture shall be applied against the Company's contribution obligations for the Plan Year or any subsequent Plan Year or, at the Company’s election, applied to pay Plan expenses.
Section 11.9    Recrediting of Forfeited Amounts ‑‑ A former Member who forfeited the non-vested portion of his Eaton Retirement Contributions Account in accordance with the provisions of Section 11.7(a) or 11.7(b) and who is reemployed by the Company or a Controlled Group Member shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if he returns to employment with the Company or a Controlled Group Member before the end of the five-year period beginning on the date he received, or is deemed to have received, distribution of his Account. Funds needed in any Plan Year to recredit the Account of a Member with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures that arise during such Plan Year, and then from the Company by way of a separate contribution.
Section 11.10    Minimum Distribution Requirements
(a)    General Rules.
(1)    Precedence. The requirements of this Section 11.10 will take precedence over any inconsistent provisions of the Plan.

(2)    Requirements of Treasury Regulations Incorporated. All distributions required under this Section 11.10 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9).
(3)    TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Section 11.10, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.
(b)    Time and Manner of Distribution.
(1)    Required Beginning Date. The Member's entire vested interest will be distributed, or begin to be distributed, to the Member no later than the Member's Required Beginning Date.
(2)    Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member's entire vested interest will be distributed, or begin to be distributed, no later than as follows:
(A)    If the Member 's surviving spouse is the Member's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70½, if later.
(B)    If the Member's surviving spouse is not the Member's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.
(C)    If there is no designated beneficiary as of September 30 of the year following the year of the Member's death, the Member's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member 's death.
(D)    If the Member's surviving spouse is the Member's sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this Section 11.10(b)(2), other than Section 11.10(b)(2)(A), will apply as if the surviving spouse were the Member.
For purposes of this Section 11.10(b)(2) and Section 11.10(d), unless Section 11.10(b)(2)(D) applies, distributions are considered to begin on the Member's Required Beginning Date. If Section 11.10(b)(2)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 11.10(b)(2)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member's Required Beginning Date (or to the Member's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 11.10(b)(2)(A)), the date distributions are considered to begin is the date distributions actually commence.
(3)    Forms of Distribution. Unless the Member's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 11.10(c) and 11.10(d). If the Member's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.
(c)    Required Minimum Distributions During a Member's Lifetime.
(1)    Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Member's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(E)    the quotient obtained by dividing the Member's account balance by the distribution period in the Uniform Lifetime Table set forth in Treasury Regulation §1.401(a)(9)-9, using the Member's age as of the Member's birthday in the distribution calendar year; or
(F)    if the Member's sole designated beneficiary for the distribution calendar year is the Member's spouse, the quotient obtained by dividing the Member's account balance by the number in the Joint and Last Survivor Table set forth in Treasury Regulation §1.401(a)(9)-9, using the Member's and spouse's attained ages as of the Member's and spouse's birthdays in the distribution calendar year.
(2)    Lifetime Required Minimum Distributions Continue Through Year of Member's Death. Required minimum distributions will be determined under this Section 11.10(c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member's date of death.

(d)    Required Minimum Distributions After Member's Death.
(1)    Death On or After Date Distributions Begin.
(A)    Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member's designated beneficiary, determined as follows:
I.    The Member's remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent calendar year following death.
II.    If the Member's surviving spouse is the Member's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Member's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year following death.

III.    If the Member's surviving spouse is not the Member's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member's death, reduced by one for each subsequent calendar year following death.
(B)    No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member 's account balance by the Member's remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent calendar year following death.
(2)    Death Before Date Distributions Begin.
(A)    Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member's death is the quotient obtained by dividing the Member's account balance by the remaining life expectancy of the Member's designated beneficiary, determined as provided in Section 11.10(d)(1).
(B)    No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated beneficiary as of

September 30 of the year following the year of the Member's death, distribution of the Member's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member's death.
(C)    Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the Member dies before the date distributions begin, the Member's surviving spouse is the Member's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 11.10(b)(2)(A), this Section 11.10(d)(2) will apply as if the surviving spouse were the Member.
(e)    Definitions.
(1)    Designated beneficiary. The individual who is designated as the Beneficiary under Section 2.1 and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulation §1.401(a)(9)-4.
(2)    Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member's Required Beginning Date. For distributions beginning after the Member's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 11.10(b)(2). The required minimum distribution for the Member's first distribution calendar year will be made on or before the Member's Required

Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.
(3)    Life expectancy. Life expectancy as computed by use of the Single Life Table in Treasury Regulation §1.401(a)(9)-9.
(4)    Member's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
(5)    Required Beginning Date. The date specified in Section 11.5(c)(ii).
Section 11.11    Rollovers to Other Plans or IRAs ‑‑ Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article XI, a Qualified Distributee may elect, in such time and manner as established by the Committee, to have a portion or all of any Eligible Rollover Distribution paid, in a Direct Rollover, to an Eligible

Retirement Plan designated by the Qualified Distributee. For purposes of this Section 11.11, the following definitions apply:
(a)    "Eligible Rollover Distribution" means any distribution of all or any portion of the balance to the credit of the Member, except (i) any distribution that is one of a series of substantially equal periodic payments (made not less frequently than annually) made for the life (or life expectancy) of the Member or the joint lives (or joint life expectancies) of the Member and the Member's designated Beneficiary, or for a specified period of ten years or more, (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9), and (iii) any distribution made upon hardship of the Member.
(b)    "Eligible Retirement Plan" means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) effective for distributions made on or after January 1, 2008, a Roth IRA, as described in Code Section 408A, provided, that for distributions made prior to January 1, 2010, such rollover shall be subject to the limitations contained in Code Section 408A(c)(3)(B). Notwithstanding the foregoing, the portion of a Member's Eligible Rollover Distribution that consists of his after-tax Regular Contributions may only be transferred to an individual retirement account or annuity described in Code Section 408(a) or (b) or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for such contributions, including separate accounting for the portion of such Eligible Rollover Distribution that is includible in income and the portion that is not includible in income. Notwithstanding the foregoing, effective for distributions made on and after April 1, 2007, an Eligible Retirement Plan with respect to a Qualified Distributee who is a nonspouse beneficiary means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an "IRA"). Such IRA must be treated as an IRA inherited from the deceased Member by the Qualified Distributee and must be established in a manner that identifies it as such.
(c)    "Qualified Distributee" means a Member, his surviving spouse, his spouse or former spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or, for periods on and after April 1, 2007, a deceased Member's nonspouse beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).
(d)    "Direct Rollover" means a payment by the Plan to one or more Eligible Retirement Plans specified by the Qualified Distributee.
Section 11.12    Unclaimed Accounts
(a)    Each Member and/or each Beneficiary must file with the Committee from time to time in writing his address to which United States mail to him is to be sent and each change of such address. Any communication, statement or notice addressed to a Member or Beneficiary at such last address filed with the Committee or if no address is filed with the Committee then at the last such address as shown on the Company's records will be binding on the Member or Beneficiary for all purposes of the Plan. Neither the Plan nor any person acting on behalf of the Plan (including the Committee and the Trustee) shall be required to search for or locate a Member or Beneficiary.
(b)    Any other provision of the Plan to the contrary notwithstanding: "Unclaimed Accounts" (as hereinbelow defined) of a Member or Beneficiary shall be forfeited and shall be used to reduce future Company Contributions and Eaton Retirement Contributions as though the Member or Beneficiary were not vested in the Accounts. Notwithstanding the foregoing, however, should the amount of all such forfeitures for any Plan Year exceed the amount of Company Contribution and Employee Retirement Contribution obligations for the Plan Year, the excess amount of such forfeitures shall be held unallocated in a suspense account and shall for all Plan purposes be applied against the Company Contribution and Eaton Retirement Contribution obligations for the following Plan Year. Upon the filing of an application for distribution with respect to a forfeited Account by the Member or Beneficiary, the Member's or Beneficiary's Accounts shall be immediately reinstated as though the Member or Beneficiary were 100% vested in such Accounts but in an amount equal to the cash value of the Accounts on the date forfeited. To the extent forfeited amounts are not available to satisfy reinstatements, the Company shall contribute the amount required to reinstate the Member's or Beneficiary's Account. For purposes of this Section 11.12(b), beginning effective May 16, 2012, the term "Unclaimed Accounts"

shall mean any Account (including any check or other instrument issued in connection with the distribution of such Account) (1) the distribution of which is under the terms of the Plan required currently to commence, or (2) the distribution of which has commenced, and with respect to which the person to whom such distribution is to be made has not made written claim therefor in such manner as shall be prescribed by the Committee within a reasonable period (which period shall be not less than 180 days) after the Committee has provided notice regarding distribution with respect to such Account to the Member's or Beneficiary's address as determined under Section 11.12(a).
Section 11.13    Notice Regarding Forms of Payment ‑‑ Within the 150 day period ending 30 days before a Member's benefit payment date, the Committee shall provide the Member with a written explanation of his right to defer distribution until his attainment of age 65, or such later date as may be provided in the Plan, his right to make a Direct Rollover, and the forms of payment provided under the Plan. Distribution of the Member's vested Account may commence fewer than 30 days after such notice is provided to the Member if (i) the Committee clearly informs the Member of his right to consider his election of whether or not to make a Direct Rollover or to receive a distribution prior to his attainment of age 65 and his form of payment for a period of at least 30 days following his receipt of the notice and (ii) the Member, after receiving the notice, affirmatively elects an early distribution. The written explanation provided by the Committee shall include a description of the consequences of the Member of electing an immediate distribution of his vested Account balances instead of deferring payment to his attainment of age 65.

ARTICLE XII.    COMMITTEES; FIDUCIARY RESPONSIBILITY; CLAIMS
Section 12.1    Committee ‑‑ The Plan shall be administered by the Committee which shall be appointed and may be removed by the Board. Members of the Committee may be Members of the Plan, and may resign at any time upon notice in writing to the Company. The Committee shall act by a majority of its members, either at a meeting (which may be telephonic) or by written consent.
Section 12.2    Fiduciary Responsibility
(a)    The Committee shall be the Named Fiduciary for the general administration of the Plan. The Committee shall have no responsibility for or control over the investment of the Plan assets held in the funds established hereunder.
(b)    The Investment Committee shall be appointed and may be removed by the Board, and shall be the Named Fiduciary with respect to the control or management of the assets of the Plan, and with respect to the selection, retention or replacement of the Trustee and any Investment Adviser. The Investment Committee shall have the exclusive authority and responsibility:
(i)    to appoint and remove Investment Advisers with respect to the Plan, and the Trustee or any successor Trustee under the Trust Agreement;
(ii)    to direct the segregation of all or a portion of the assets of the Funds into an Investment Adviser account or accounts at any time and from time to time, and to add to or withdraw assets from such Investment Adviser account or accounts as it deems desirable or appropriate; and
(iii)    to direct the segregation of all or a portion of the assets of Voluntary Deductible Accounts of the Trust into an Investment Adviser account or accounts at any time and from time to time, and to add to or withdraw assets from such Investment Adviser account or accounts as it deems desirable or appropriate.
(a)    The Committee, the Investment Committee and any other persons who jointly or severally have authority to control and manage the operation and administration of the Plan may allocate to and among any one or more of them their respective fiduciary responsibilities, other than the power to appoint an Investment Adviser, to manage or control Trust assets under the Plan, and may designate others to carry out fiduciary responsibilities, other than such "trustee responsibilities," under the Plan. Such allocation and designation, respectively, shall be effected by written instruments, copies of which shall be delivered to Eaton Corporation plc, such committee of the Board, such committee of officers, or such officers of Eaton Corporation plc as shall be designated by the Board. Such persons, and fiduciaries designated by such persons as above provided, may employ others to render advice to them relative to their respective responsibilities under the Plan.
Section 12.3    Committee Power and Rules ‑‑ The Committee is authorized to make such uniform rules as may be necessary to carry out the provisions of the Plan and shall determine any questions arising in the administration, interpretation and application of the Plan, which determinations shall be conclusive and binding on all parties, subject to the right of a party to pursue a claim under ERISA. The Committee shall have absolute discretion in carrying out its responsibilities. The Committee is also authorized to adopt such uniform rules as it may consider necessary or desirable for the conduct of its affairs and the transaction of its business, including, but not limited to, the power on the part of the Committee to act without formally convening and to provide that action of the Committee may be expressed by written instrument signed by a majority of its members. It shall elect a Secretary, who need not be a member of the Committee, who shall record the minutes of its proceedings and shall perform such other duties as may from time to time be assigned to him. The Committee may retain legal counsel (who may be counsel of Eaton) when and if the Committee finds it necessary or convenient to do so, and may also employ such other assistants, clerical or otherwise, as it may deem needed, and expend such monies as may be required for the proper performance of its work. Such costs and expenses shall be borne by the Companies in accordance with the provisions of Article XVI hereof.
Section 12.4    Reliance ‑‑ To the extent permitted by law, the Committee, the Investment Committee, the Trustee, the Boards of Directors of the Companies and the Companies and their respective officers and employees shall not be liable for the directions, actions or omissions of any agent, legal or other counsel, accountant, actuary or any other expert who has agreed to the performance of administrative duties in connection with the Plan or Trust. The Committee, the Investment Committee, the Trustee, the Board of Directors of the Companies, and the Companies and their respective officers and employees shall be entitled to rely upon all information and advice which may be given by such experts and shall be fully protected in respect to any action taken or suffered by them in good faith reliance upon any such information or advice. All actions so taken or suffered shall be conclusive upon each of them and upon all Members, and other persons having or claiming to have any interest in or under the Plan.

Section 12.5    Indemnification ‑‑ Each member of the Committee and the Investment Committee and any other employee of Eaton Corporation plc, Eaton or a Company shall be fully indemnified by his employer against all liabilities, costs and expenses (including defense costs but excluding any amount representing a settlement unless such settlement be approved by his employer) imposed upon him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a member of the Committee, the Investment Committee or other employee arising out of any act, or failure to act, in good faith with respect to the Plan to the full extent of the law. The foregoing rights of indemnification shall not be exclusive of other rights to which any member of the Committee, the Investment Committee or employee may be entitled as a matter of law, contract or otherwise.
Section 12.6    Claims ‑‑ The provisions of this Section 12.6 shall control with respect to the resolution of claims for benefits under the Plan. Whenever a claim for benefits under the Plan filed by any person (herein referred to as the "Claimant") is denied, whether in whole or in part, the Company shall transmit a written notice of such decision to the Claimant within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of (i) the specific reasons for the denial of the claim, (ii) specific reference to pertinent Plan provisions on which the denial is based, and (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such information is necessary. The notice shall also include a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of such decision in accordance with the procedures hereinafter set forth. Within such 60‑day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Committee a written request therefor, which request shall contain the following information:
(a)    the date on which the Claimant's request was filed with the Committee; provided, however, that the date on which the Claimant's request for review was in fact filed with the Committee shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph;
(b)    the specific portions of the denial of his claim which the Claimant requests the Committee to review;
(c)    a statement by the Claimant setting forth the basis upon which he believes the Committee should reverse the previous denial of his claim for benefits and accept his claim as made; and
(d)    any written material (offered as exhibits) which the Claimant desires the Committee to examine in its consideration of his position as stated pursuant to Section 12.6(c).
Within 60 days of the date determined pursuant to Section 12.6(a) or, if special circumstances require an extension, within 120 days of such date, the Committee shall conduct a full and fair review of the decision denying the Claimant's claim for benefits and shall render its written decision on review to the Claimant. The Committee's decision on review shall be written in a manner calculated to be understood by the Claimant, shall specify the reasons and Plan provisions upon which the Committee's decision was based and shall include a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant’s claim for benefits. If such determination is favorable to the Claimant, it shall be binding and conclusive. If such determination is adverse to such Claimant, it shall be binding and conclusive unless the Claimant notifies the Committee within 90 days after the mailing or delivery to him by the Committee of its determination that he intends to institute legal proceedings challenging the determination of the Committee, and actually institutes such legal proceeding within 180 days after such mailing or delivery.
Section 12.7    Exhaustion of Remedies and Limitation of Actions ‑‑ In the event of any dispute over benefits under the Plan, all remedies available to the Claimant under Section 12.6 must be exhausted before legal recourse of any type is sought. No legal action at law or in equity, including without limitation a civil action under Section 502(a) of ERISA, may be filed against the Plan, the Company, or the Committee relating to any dispute over benefits under the Plan later than the date specified under the claims review process procedure in Section 12.6.
ARTICLE XIII.    TRUST AGREEMENT
Eaton has entered into a written Trust Agreement, dated as of January 1, 2009, and subsequently amended, providing for the investment and administration of the assets of the Plan, which, as amended from time to time is referred to herein as the "Trust Agreement," shall be deemed to form a part of the Plan, and is incorporated herein by reference (as if rewritten fully herein). Any and all rights or benefits which may accrue to any person under this Plan shall be subject to the terms and provisions of the Trust Agreement, subject to all limitations of the Plan.
ARTICLE XIV.    TOP‑HEAVY PLAN REQUIREMENTS
Section 14.1    Definitions ‑‑ For the purposes of this Article XIV, the following terms, when used with initial capital letters, shall have the following respective meanings:
(1)    "Aggregation Group": Permissive Aggregation Group or Required Aggregation Group, as the context shall require.
(2)    "Compensation": All remuneration of an Employee from the Company, excluding, however, any amounts in excess of the limits under Code Section 401(a)(17).
(3)    "Defined Benefit Plan": A qualified plan which is not a defined contribution plan.
(4)    "Defined Contribution Plan": A qualified plan which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant's account, and any income, expenses, gains and losses, and any forfeitures of accounts of other participants which may be allocated to the participant's account.
(5)    "Determination Date": For any Plan Year, the last day of the immediately preceding Plan Year or, in the case of the first Plan Year, the last day of such Plan Year.

(6)    "Former Key Employee": A Non‑Key Employee with respect to a Plan Year who was a Key Employee in a prior Plan Year. Such term shall also include his Beneficiary in the event of his death.
(7)    "Key Employee": An Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, is (i) an officer of a Company (as the term "officer" is limited in Code Section 416(i)(1)(A)), having an annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002), (ii) a 5‑percent owner (as such term is defined in Code Section 416(i)(1)(B)(i)) or (iii) a 1‑percent owner (as such term is defined in Code Section 416(i)(1)(B)(ii)) having an annual Compensation of more than $150,000. For purposes of this paragraph (7), the term Compensation shall mean compensation within the meaning of Code Section 415(c)(3), as further described in Section 5.5. The term a "Key Employee" shall also include such Employee's Beneficiary in the event of his death.
(8)    "Non‑Key Employee": An Employee or former Employee who is not a Key Employee. Such term shall also include his Beneficiary in the event of his death.
(9)    "Permissive Aggregation Group": The group of qualified plans of the Company consisting of:
(a)    the plans in the Required Aggregation Group; plus
(b)    one or more plans designated from time to time by the Committee that are not part of the Required Aggregation Group but that satisfy the requirements of

Code Sections 401(a)(4) and 410 when considered with the Required Aggregation group.
(1)    "Required Aggregation Group": The group of qualified plans of the Company consisting of:
(a)    each plan in which a Key Employee participates in the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years; plus
(b)    each other plan which during such period enables a plan in which a Key Employee participates to meet the requirements of Code Sections 401(a)(4) or 410.
For purposes of this definition, the group of qualified plans of the Company shall also include any plan described in either (a) or (b) above and which has been formally terminated, ceased crediting service for benefit accruals and vesting or has been or is distributing all plan assets to participants if such plan was maintained by the Company within the five (5) years ending on the Determination Date.
(1)    "Top‑Heavy Account Balance": A Member's (including a Member who has received a total distribution from this Plan) or a Beneficiary's aggregate balance standing to his Account as of the Valuation Date coinciding with or immediately preceding the Determination Date; provided, however, that (i) such balance shall include the aggregate distributions made during the one (1) year period ending on the Determination Date (including distributions under a terminated plan which if it had not been terminated would have been included in a Required Aggregation Group); except that in the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "five (5) year period" for "one (1) year period" and (ii) if an Employee or former Employee has not performed any service for any Company maintaining the Plan at any time during the one (1) year period ending on the Determination Date, his Account (and/or the Account of his Beneficiary) shall not be taken into account.
(2)    "Top‑Heavy Group": An Aggregation Group if, as of a Determination Date, the aggregate present value of accrued benefits for Key Employees in all plans in the Aggregation Group (whether Defined Benefit Plans or Defined Contribution Plans) is more than sixty percent (60%) of the aggregate present value of accrued benefits for all employees in such plans.
(3)    "Top‑Heavy Plan": See Section 14.2.
Section 14.2    Determination of Top‑Heavy Status
(a)    Except as provided in Section 14.2(b), the Plan shall be a Top‑Heavy Plan if, as of a Determination Date:
(4)    the aggregate of Top‑Heavy Account Balances for Key Employees is more than sixty percent (60%) of the aggregate of all Top‑Heavy Account Balances, excluding for this purpose the aggregate Top‑Heavy Account Balances of Former Employees; or
(5)    if the Plan is included in a Required Aggregation Group which is a Top‑Heavy Group.
(b)    If the Plan is included in a Permissive Aggregation Group which is not a Top‑Heavy Group, the Plan shall not be a Top‑Heavy Plan notwithstanding the fact that the Plan would otherwise be a Top‑Heavy Plan under Section 14.2(a).

Section 14.3    Top‑Heavy Plan Requirements ‑‑ If the Plan is a Top‑Heavy Plan for any Plan Year, the Plan shall then satisfy the following requirements for such Plan Year:
(a)    The minimum vesting requirement as set forth in Section 14.4.
(b)    The minimum contribution requirement as set forth in Section 14.5.
Notwithstanding any other provisions of the Plan to the contrary, however, the top‑heavy requirements of Code Section 416 and this Article XIV shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement that meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met.
Section 14.4    Minimum Vesting Requirement ‑‑ The minimum vesting requirement is satisfied by the provisions of Article VIII.
Section 14.5    Minimum Contribution Requirement ‑‑ If the Plan is a Top‑Heavy Plan for any Plan Year:
(a)    Each Non‑Key Employee who is eligible to share in any Company contribution for such Plan Year and who is employed by the Company on the last day of such Plan Year shall be entitled to receive an allocation of such contribution which is at least equal to the lesser of three percent (3%) of his Compensation for such Plan Year or the largest percentage of Compensation that is allocated as a Company Contribution, Eaton Retirement Contribution and/or Deferred Compensation Contribution for such Plan Year to the Account of any Key Employee, except that if the Plan is part of a Required Aggregation Group and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation percentage shall be three percent (3%). Any such minimum contribution shall be made without regard to whether or not the Non‑key Employee has made Regular or Deferred Contributions and to the Hours of Service of such Employee during Plan Year. Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m) of the Code.
(b)    For purposes of Section 14.5(a), contributions taken into account with respect to a Key Employee shall include like contributions under all other Defined Contribution plans in a Required Aggregation Group, excluding any such plan in the Required Aggregation Group if that plan enables a Defined Benefit Plan in such Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or Code Section 410. Moreover, Deferred Compensation Contributions on behalf of Key Employees are taken into account in determining the minimum required contribution.
(c)    The percentage minimum contribution requirement set forth in Section 14.5(a) may be reduced in accordance with Section 14.6(b).

Section 14.6    Coordination With Other Plans
(a)    In applying this Article XIV, a Company and all Controlled Group Members shall be treated as a single employer, and the qualified plans maintained by such single employer shall be taken into account.
(b)    In the event that another Defined Contribution Plan or Defined Benefit Plan maintained by the Company provides contributions or benefits on behalf of Members in this Plan, such other plan(s) shall be taken into account in determining whether this Plan satisfies Section 14.3; and, the minimum contribution required for a Non‑Key Employee in this Plan under Section 14.5 will be reduced or eliminated if the Company maintains another qualified plan under which such minimums are required to be provided.
(c)    In the event a Defined Benefit Plan maintained by the Company provides benefits on behalf of Members in this Plan, the provisions contained in Section 14.6(d) shall be applied in order to preclude either required duplication or inappropriate omission of minimum benefits or contributions.
(d)    Each Non‑Key Employee for whom a minimum contribution is required under Section 14.5 and for whom a minimum benefit is required under a Defined Benefit Plan maintained by the Company shall be provided with the minimum benefit under the Defined Benefit Plan(s), provided that such benefit shall be reduced by an amount (but such reduction shall not result in a minimum benefit of less than zero) of benefits which (if the benefits provided under this Plan were converted to a benefit under the Defined Benefit Plan(s)) is the actuarial equivalent of the benefits provided by the vested portion of the Non‑Key Employee's account balance (including any prior distributions or withdrawals therefrom) in this Plan determined as of the Determination Date of the Plan Year for which the minimum benefit is to be provided and shall not be provided with such minimum contribution under this Plan.
Section 14.7    Actuarial Assumptions ‑‑ For purposes of this Article, the actuarial assumptions which shall be used are those that are set forth in the Pension Plan.
Section 14.8    Construction ‑‑ The term "present value of accrued benefits" as used in this Article shall in all appropriate cases include account balances of affected Employees.
ARTICLE XV.    ESOP PROVISIONS
Section 15.1    ESOP Feature ‑‑ The portion of the Plan that constitutes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code is that portion of the assets of the Plan that is from time to time invested in the Eaton Shares Fund. The ESOP Feature, which is a stock bonus plan, is hereby formally designated as an Employee Stock Ownership Plan. The ESOP Feature is designed to invest primarily in securities that are "qualifying employer securities" within the meaning of Section 407(d)(5) of ERISA and that are "qualifying employer securities" within the meaning of Code Section 4975(e)(7)(A). For purposes of Code Section 4975(e)(7)(A), "qualifying employer security" means any employer security within the meaning of Code Section 409(l), which provides that (1) the term "employer securities" means common stock issued by the employer (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market, (2) if there is no common stock which meets the requirements of clause (1), the term

"employer securities" means common stock issued by the employer (or by a corporation which is a member of the same controlled group) having a combination of voting power and dividend rights equal to or in excess of (A) that class of common stock of the employer (or of any other such corporation) having the greatest voting power, and (B) that class of common stock of the employer (or of any other such corporation) having the greatest dividend rights.
Section 15.2    Borrowing to Purchase Eaton Shares ‑‑ The Company may direct the Trustee to incur Acquisition Loans from time to time to finance the purchase of Eaton Shares or to repay prior loans. The terms and conditions of any Acquisition Loan together with any other documents executed by the Trustee in connection therewith (including without limitation any security or guarantee agreements) shall be subject to the following provisions:
(c)    The Acquisition Loan shall bear no more than a reasonable rate of interest.
(d)    Any collateral pledged to the creditor shall consist only of the Eaton Shares acquired with the proceeds of such Acquisition Loan or Eaton Shares that were pledged as collateral in connection with a prior Acquisition Loan that was repaid with the proceeds of the current Acquisition Loan. Notwithstanding the foregoing, the Company may guarantee repayment of the Acquisition Loan.
(e)    Under the terms of the Acquisition Loan or other documents executed by the Trustee in connection therewith, the creditor shall not have recourse against the assets of the Trust Fund except that an Acquisition Loan may permit recourse with respect to (1) the collateral pledged as security for the Acquisition Loan,

(2) Company Contributions (other than Contributions of Eaton Shares) that are made to meet the Trustee's obligations under the Acquisition Loan, and (3) earnings attributable to such collateral and the investment of such Contributions.
(f)    The note or any security agreements executed by the Trustee in connection with the Acquisition Loan shall provide for the release of Eaton Shares from encumbrance in a manner permitted by Treasury Regulations under Code Section 4975(e)(7).
(g)    The note or any security agreements executed by the Trustee in connection with the Acquisition Loan shall provide that in the event of default under such Acquisition Loan, the value of the assets of the Plan, if any, transferred in satisfaction of such obligation must not exceed the amount of such default. If the lender is a "disqualified person" (within the meaning of ERISA), such documents executed in connection with the Acquisition Loan must provide for the transfer of such assets only upon and to the extent of the failure of the Trustee to meet the payment schedule of the Acquisition Loan. For purposes of applying this Section 15.2(e), a guarantee of the Acquisition Loan by a disqualified person shall not alone result in such person being a "lender" of such loan.
(h)    Payments made by the Trustee from the Trust Fund with respect to an Acquisition Loan during a Plan Year shall not exceed the sum of (l) Company Contributions (other than Contributions of Eaton Shares) to the Trust Fund for the Plan Year and each prior Plan Year to meet its obligations under such Acquisition Loan and the earnings attributable to the investment of such Contributions and (2) earnings (including dividends) attributable to allocated and unallocated Eaton Shares reduced by

(3) payments made under such Acquisition Loan in prior Plan Years, and increased by (4) the proceeds of any sale of Eaton Shares held in the Suspense Account used to make payments on such Acquisition Loan. Such Contributions and earnings shall be accounted for separately in the books of account of the ESOP Feature of the Plan until the Acquisition Loan is repaid. Notwithstanding the foregoing, if at the date of termination of the Plan, the Trustee remains indebted under any Acquisition Loan, the Committee may instruct the Trustee, prior to making the final Plan allocations, to pay accrued interest and principal and to prepay the remaining principal balance of the Acquisition Loan with Eaton Shares held in the Suspense Account or with the proceeds of a sale or other disposition of such Eaton Shares. If any assets remain in the Suspense Account after all Acquisition Loans have been fully discharged, such assets shall be allocated as income of the Trust Fund for the Plan Year in which the Plan terminates.
(i)    An Acquisition Loan must be primarily for the benefit of Plan participants and their beneficiaries consistent with Code Section 4975(d)(3) and Treasury Regulations thereunder.
Section 15.3    Release of Shares from Suspense Accounts
(a)    The Committee will direct the Trustee to establish a separate Suspense Account for Eaton Shares acquired with the proceeds of each Acquisition Loan. For each ESOP Allocation Period for which Company ESOP Contributions are made the Committee will direct the Trustee to release Eaton Shares then held in a Suspense Account for allocation to Members' Accounts. The amount of Eaton Shares to be released for each ESOP Allocation Period shall be determined by the Committee, provided that as of the last day of each Plan Year the amount of Eaton Shares released during the Plan Year shall equal the amount required to be released pursuant to the provisions of Section 15.3(b) or (c), and provided further that if principal or interest of an Acquisition Loan for a Plan Year is repaid with the proceeds of another Acquisition Loan, the amount required to be released for the Plan Year pursuant to the provisions of Section 15.3(b) or (c) shall be determined by treating the Acquisition Loans as a single loan and by determining the amount of principal and interest payments under the single loan without regard to principal and interest of any Acquisition Loan repaid with the proceeds of another Acquisition Loan.
(b)    For each ESOP Allocation Period, and in any event no later than the last day of a Plan Year, a fractional part of the Eaton Shares (representing a portion of the Eaton Shares) then held in a Suspense Account will be released for allocation to Members' Accounts. The numerator of the fraction will be the amount of principal and interest payments under the applicable Acquisition Loan made during that ESOP Allocation Period, and the denominator of the fraction will be the sum of (i) the numerator and (ii) the principal and interest to be paid under the Acquisition Loan for all future ESOP Allocation Periods without regard to any possible extensions or renewals. If the interest rate under an Acquisition Loan is variable, the calculation of the interest to be paid in future ESOP Allocation Periods for the denominator of the fraction will be based on the interest rate in effect at the end of the ESOP Allocation Periods. The fraction shall be multiplied by the sum of the number of Shares held in a Suspense Account as of the last day of such Plan Year plus the aggregate number of shares provisionally released pursuant to Section 15.3(a) during such Plan Year. If the result exceeds the number of shares released during the Plan Year pursuant to Section 15.3(a), an additional number of shares equal to such difference shall be released from the Suspense Account for such Plan Year and allocated to Members' Company Contribution Accounts.
(c)    Notwithstanding the foregoing, for a Plan Year the Committee in its discretion may release Eaton Shares from a Suspense Account solely with reference to principal payments made under an Acquisition Loan, if (i) this method of release is consistent with the terms of the Acquisition Loan; (ii) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; and (iii) the interest portion of any annual payment would be determined to be interest under standard loan amortization tables. If an Acquisition Loan is renewed, extended or refinanced, and the sum of (A) the expired duration of the original loan and (B) the renewal period, extension period or the duration of the new Acquisition Loan, whichever applies, exceeds ten years, then Eaton Shares held in the Suspense Account will thereafter be released with reference to principal and interest payments in the manner set forth in Section 15.3(b).
(d)    Any dividends (other than shares dividends) on Eaton Shares in a Suspense Account or on Eaton Shares (whether or not purchased with an Acquisition Loan) allocated to Company Contribution Accounts will be accounted for separately from other assets of the Trust Fund and will be used to pay interest and/or principal under Acquisition Loans until all such indebtedness has been retired. For purposes of allocating to Accounts Eaton Shares which have been released from a Suspense

Account by reason of the payment of principal and/or interest with such dividends on allocated Eaton Shares, the dividends will be deemed to have been allocated first to Accounts as Trust Fund income under Section 7.1 and then charged to the Accounts in the manner provided in Section 6.4.
(e)    The interest of each Member in Eaton Shares released from a Suspense Account pursuant to Section 15.3(b) or (c) will be allocated to his Company Contribution Account in Eaton Shares and invested in the Eaton Shares Fund in the manner specified in Sections 15.3(f), (g), and (h) (as applicable).
(f)    As soon as practicable following the release of Eaton Shares from a Suspense Account as a result of a loan amortization payment made in whole or in part with cash dividends on Eaton Shares held in Company Contribution Accounts (the "Allocated Dividends"), a portion of the total number of shares so released shall be transferred and allocated to the Company Contribution Accounts as provided in this Section 15.3(f). The total number of shares released on account of the loan amortization payment shall be multiplied by a fraction. The numerator of the fraction shall be the sum of (a) the amount of the Allocated Dividends and (b) the cash dividends on Eaton Shares held in the Suspense Account (the "Unallocated Dividends") and used to make the loan amortization payment. The denominator of the fraction shall be the fair market value of the total number of shares released as a result of the loan amortization payment. The number of released shares which is the product of such fraction shall first be transferred and allocated among the Members' or former Members' Accounts in the same proportion that each Member's or former Members' Allocated Dividends used to make the loan amortization payment bears to the total amount of such Allocated Dividends until the fair market value of the Eaton Shares transferred and allocated to such Members' or former Members' Accounts equals the amount of Allocated Dividends; provided, however, that notwithstanding the forgoing provisions of this Section 15.3(f), the amount of Allocated Dividends used to make a loan amortization payment shall not exceed the fair market value of the Eaton Shares transferred and allocated to such Members' or former Members' Accounts as a result of such payment. The balance of such released shares, if any (after the application of this Section 15.3(f)), shall be allocated among the Members' Accounts pursuant to Section 15.3(g).
(g)    As soon as practicable following the end of each ESOP Allocation Period, all Eaton Shares that have been released from the Suspense Account as a result of loan amortization payments during such ESOP Allocation Period that have not and will not be transferred pursuant to Section 15.3(f) shall be transferred to the Company Contribution Accounts of Members pursuant to this Section 15.3(g). Such Shares shall be allocated and credited as instructed by the Committee to the Account of each Member who makes Matched Regular Contributions and/or Matched Deferred Compensation Contributions with each Member receiving a portion of such Shares determined by multiplying the number of such released Shares by a fraction, the numerator of which is the sum of the Matched Regular Contributions and Matched Deferred Compensation Contributions of the Member made for such ESOP Allocation Period, and the denominator of which is the total of all such Matched Regular Contributions and Matched Deferred Compensation Contributions made by all Members for such ESOP Allocation Period; provided, however, that the number of Eaton Shares that are so allocated and credited for any ESOP Allocation Period shall not exceed the dollar amount of the Company Matching Contributions required to be made to such Member's Account under Section 5.3(b) in the absence of this Section 15.3(g) for such ESOP Allocation Period divided by the fair market value of Eaton Shares at the time of transfer to the Company Contribution Account of such Member. The balance of released shares (if any after the application of this Section 15.3(g)), shall be allocated among the Members' Accounts pursuant to Section 15.3(h).
(h)    As of the last day of each Plan Year, any balance of released shares referred to in the last sentence of Section 15.3(g), shall be allocated and credited as instructed by the Committee to the Account of each Member who was eligible to make Deferred Compensation Contributions at any time during that Plan Year in the same proportion as the Compensation of each such Member for that Plan Year bears to the aggregate Compensation of all such Members for such Plan Year.
Section 15.4    Members Right to Diversify ‑‑ Notwithstanding any provision of the Plan to the contrary, a Member who has attained age 55 and completed at least ten (10) years of participation in the Plan may elect, following the end of each Plan Year during the Election Period (as defined below), to diversify to Funds (other than the Eaton Shares Fund) a portion of his Company Contribution Account balance equal to twenty‑five percent (25%) of his Company Contribution Account attributable to Company Contributions and earnings thereon, less the amounts subject to all prior elections under this Section 15.4, and less the amount available for transfer under Section 6.3, but not less than zero. With respect to the last Plan Year during the Election Period, the Member may elect to diversify to Funds (other than the Eaton

Shares Fund) fifty percent (50%) of his Company Contribution Account balance attributable to Company Contributions and earnings thereon, less the amount subject to all prior elections under this Section 15.4, and less the amount available for reallocation under Section 6.3 but not less than zero. The "Election Period" for purposes of this Section 15.4 will be the six (6) Plan Year period beginning with the later of (i) the first Plan Year in which the Member attains age 55 or (ii) the first Plan Year in which the Member completes ten years of participation in the Plan. If a Member elects to receive a distribution under this Section 15.4, the amount distributable will be determined without regard to the provisions of Section 6.3, and distribution will be made in a single lump sum in cash and in whole Eaton Shares to the extent his Accounts are then invested in the Eaton Shares Fund, as elected by the Member. Any diversification or distribution hereunder shall be made effective as soon as practicable following the Member's election. Notwithstanding the foregoing, the portion of a Member's Account attributable to Company Matching Contributions under Section 5.3(b) (and the earnings thereon) with respect to Compensation paid (or that in the absence of the Plan would be paid) after December 31, 2001 shall not be distributable under this Section 15.4 unless the Member is at least 59-1/2 years old, and allocations to a Member under Section 15.3(g) with respect to ESOP Allocation Periods ending after December 31, 2001 shall not be distributable under this Section 15.4 unless the Member is at least 59-1/2 years old.
Section 15.5    Appraisal Requirement If Employer Securities Not Readily Tradable ‑‑ All valuations of any employer securities subject to the ESOP Feature that are not readily tradable on an established securities market with respect to activities carried on by the Plan shall be by an independent appraiser as required by Code Section 401(a)(28)(C).
Section 15.6    Voting Rights ‑‑ All voting rights on Eaton Shares held in the Eaton Shares Fund shall be exercised by the Trustee only as directed by the Members acting in their capacity as "Named Fiduciaries" (as defined in Section 402 of ERISA) with respect to both allocated (whether provisionally or permanently) and (based on Eaton Shares attributable to Company Contributions allocated to their Accounts) unallocated shares in accordance with the provisions of the Trust Agreement.
Section 15.7    Tenders and Exchanges ‑‑ All tender or exchange decisions with respect to Eaton Shares held in the Eaton Shares Fund shall be made only by the Members acting in their capacity as Named Fiduciaries with respect to both allocated (whether provisionally or permanently) and (based on any Eaton Shares attributable to Company Contributions and allocated to such Members' Accounts) unallocated shares in accordance with the provisions of the Trust Agreement.
Section 15.8    Distribution of Company Contributions ‑‑ Notwithstanding the provisions of Article XI, if the Member consents, distribution of the portion of a Member's Company Contribution Account attributable to Company Contributions and earnings thereon shall be made in accordance with the following rules:
(i)    the distribution shall commence not later than one (l) year after the close of the Plan Year:
(x)    in which the Member's employment is terminated by reason of his Retirement, Disability or death, or

(y)    which is the fifth (5th) Plan Year following the Plan Year in which the Member's employment is terminated other than by Retirement, Disability or death, unless the Member is reemployed by the Company before such Year; and
(ii)    the distribution shall be in substantially equal periodic payments (not less frequently than annually) over a period not longer than the greater of
(x)    five (5) years, or
(y)    in the case of a Member whose Company Contribution Account balance attributable to Company Contributions and earnings thereon is in excess of $800,000, five (5) years plus one (1) additional year (but not more than five (5) additional years) for each $160,000 or fraction thereof by which such balance exceeds $800,000.
For purposes of this Section 15.8, if Eaton Shares acquired with the proceeds of an Acquisition Loan are credited to a Member's Account, the distribution rules of this Section 15.8 shall not apply to those Shares (unless the Committee determines otherwise) until one (1) year after the last day of the Plan Year in which that Acquisition Loan has been repaid in full.
Section 15.9    Rights to Put Eaton Shares
(a)    If Eaton Shares distributable to a Member or his Beneficiary are, at the time of the distribution, not publicly traded or are then subject to a trading limitation, the Member or Beneficiary will have an option (the "Put") to require the Company to purchase all of the shares actually distributed to him or his Beneficiary. A "trading limitation" is a restriction under any federal or state securities law, or applicable regulation, or an agreement, which would make the Eaton Shares not as freely tradable as Eaton Shares not subject to the restriction. The Put may be exercised at any time during the Option Period (as defined below) by giving the Company written notice of the election to exercise the Put. The Put may be exercised by a former Member or the Beneficiary only during the Option Period in which the former Member or Beneficiary receives a distribution of Eaton Shares.
(b)    The "Option Period" is the sixty (60) day period following the day on which a Member or his Beneficiary receives a distribution. If the former Member or Beneficiary does not exercise the Put during that sixty (60) day period, the Option Period will also be the sixty (60) day period beginning on the twelve (12) month anniversary of the day on which the former Member or his Beneficiary receives a distribution. The Option Period will be extended by the amount of time during which the Company is unable to honor the Put by reason of applicable federal or state law.
(c)    The "Option Price" will be the fair market value of each Eaton Share as of the Valuation Date immediately preceding the date the Put is exercised, multiplied by the number of Shares to be sold under the Put, with appropriate adjustments to reflect intervening shares dividends, shares splits, shares redemptions, or similar changes to the number of outstanding shares. The Option Price will be payable in cash and/or in installments beginning not later than thirty (30) days after the Company receives written notice of the election by the former Member or Beneficiary to exercise the Put.
(d)    If the distribution of Eaton Shares to the Member or his Beneficiary constituted a distribution within one (1) taxable year of the balance to the credit of the

Member's Account, the Company reserves the right to establish guidelines to be exercised in a uniform and nondiscriminatory manner to make payment for the shares subject to the Put on an installment basis in substantially equal annual, quarterly or monthly payments over a period not to exceed five years. The Company will pay reasonable interest at least annually on the unpaid balance of the Option Price and will provide to the Member or his Beneficiary adequate security with respect to the unpaid balance.
(e)    The Put will not be assignable, except that the former Member's donees or, in the event of a Member's death, his personal representative, will be entitled to exercise the Put during the Option Period for which it is applicable.
(f)    The Trustee in its discretion may, with the Company's consent, assume the Company's obligation under this Section at the time a former Member or Beneficiary exercise the Put. If the Trustee does assume the Company's obligations, the provisions of this Section that apply to the Company will also apply to the Trustee.
(g)    The Put will also apply to Eaton Shares that are publicly traded without restriction when distributed but which cease to be publicly traded or which become subject to a trading limitation during the Option Period. In that event, the Committee will notify in writing each former Member or Beneficiary to whom the Put becomes applicable that the Eaton Shares held by the former Member or Beneficiary are subject to the Put for the remainder of the applicable Option Period and will inform the Member or Beneficiary of the terms of the Put. If the written notice is given later than ten days after the Eaton Shares cease to be publicly traded or become subject to a trading limitation, the period during which the Put may be exercised will be extended by the number of days between the tenth day and the date the notice is actually given.
(h)    The Committee will notify each former Member or Beneficiary who is eligible to exercise the Put of the fair market value of each Eaton Share as soon as practicable following its determination. The Committee and the Company will send all notices required under this Section 15.9 to the last known address of a former Member or Beneficiary, and it will be the duty of those persons to inform the Committee of any changes in address.
(i)    The provisions of this Section 15.9 will continue to apply to Eaton Shares distributable under the Plan after the ESOP Feature ceases to constitute an "employee stock ownership plan" under Code Section 4975(e)(7).
Section 15.10    Restrictions on Transfer of Eaton Shares ‑‑ Except as otherwise provided in this Article XV, Eaton Shares acquired through an Acquisition Loan will not be subject to a Put, call, or other option, or buy‑sell or similar arrangement while held under the Plan or when distributed from the Plan to a Member or Beneficiary, whether or not the ESOP Feature then constitutes an "employee stock ownership plan" under Code Section 4975(e)(7). The provisions of the preceding sentence and of this Section 15.10 will continue to apply to Eaton Shares acquired through an Acquisition Loan after the loan has been satisfied and after the ESOP Feature ceases to constitute an "employee stock ownership plan" under Code Section 4975(e)(7).
ARTICLE XVI.    ADMINISTRATIVE COSTS

All administrative costs, management fees and transaction costs and expenses of the Plan shall be paid by the Trustee from the Trust unless such costs, fees and expenses are paid by the Company. In accordance with procedures established by the Committee, administrative expenses attributable to the individual Account(s) of a Member or Beneficiary, including but not limited to fees and expenses relating to a loan to a Member, distributions, or a domestic relations order, may be charged specifically to that Member's or Beneficiary's Account(s).
ARTICLE XVII.    NON‑ALIENATION OF BENEFITS
Except as provided in a qualified domestic relations order as defined in Code Section 414(p), and to the extent permitted by law, no benefit payable under the provisions of the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge and any attempt to do so shall be void; nor shall benefits be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of any Member or Beneficiary except as may be specifically provided in the Plan.
ARTICLE XVIII.    NOTICES
Except as provided in Article XXIII, whenever a Company, the Committee or the Trustee is required to take action pursuant to a Deferred Compensation Agreement, authorization, request, selection or direction from an eligible Employee, a Member, Beneficiary or other person, such Agreement, authorization, request, selection or direction shall be in the manner or form prescribed by the Company, the Committee or the Trustee, as applicable, and except as otherwise specified herein notice thereof shall be given by such person to the Company, the Committee or the Trustee, as applicable, at least one month (or such shorter period as the Committee may permit by uniform rule) prior to the date such Agreement, authorization, request, selection or direction is to become effective.
ARTICLE XIX.    AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN
Section 19.1    Reservation of Right to Amend ‑‑ Eaton expects to continue the Plan indefinitely but necessarily reserves the right to amend the Plan or to terminate, suspend, or discontinue the Plan and/or Company Contributions in whole or in part, at any time. The Committee shall have the exclusive authority to adopt any amendment to the Plan; provided that the Board shall have the exclusive authority to adopt amendments under which the Plan would be terminated or suspended or Plan benefits available to officers of Eaton would be increased significantly.
Section 19.2    Retroactivity ‑‑ The Plan may be amended in any respect. Amendments may be retroactive if necessary or appropriate to qualify or maintain the Plan or Trust as a plan or trust meeting the requirements of Code Section 401, to secure and maintain the tax exemption of the Trust under Code Section 501, in order that the contributions by the Company to the Plan be deductible under Code Section 404(a) and Regulations issued thereunder, to reflect permitted changes or enhancements becoming effective during the Plan Year, or to facilitate the merger or consolidation of the Plan with other qualified plans.
Section 19.3    Termination ‑‑ In the event of a termination of the Plan in whole or in part or upon the complete discontinuance of Company Contributions and Eaton Retirement Contributions, a Member affected by such termination or discontinuance shall be fully vested in his Account. Accounts of affected Members shall be settled and distributed under the provisions of Article XI. Notwithstanding the provisions of this Section 19.3, no distribution shall be made to a Member of any portion of the balance of his Deferred Compensation Contributions Sub‑Account on account of Plan termination (other than a distribution made in accordance with Article XI or required in accordance with Code Section 401(a)(9)) unless (i) neither the Company nor any Controlled Group Member establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24-month period beginning 12 months before the Plan termination, and (ii) the distribution the Member receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub‑paragraph (D)(i) thereof.
Section 19.4    Provision Against Diversion; Exclusive Benefit ‑‑ It shall be impossible, at any time prior to the satisfaction of all liabilities with respect to Employees and their Beneficiaries under the Trust, for any part of the Trust to be (within the taxable year or thereafter) used for, or diverted to, purposes other than for the exclusive benefit of the Employees or their Beneficiaries. Notwithstanding the foregoing sentence, (A) if a contribution to the Trust is made by a Company by a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact shall be returned to the Company if the Company so directs within one (1) year after the payment of such contribution, and (B) if a contribution to the Trust made by a Company is not fully deductible under Code Section 404 (or any successor thereto), such contribution, to the extent the deduction therefor is disallowed, shall be returned to the Company if the Company so directs within one year after the disallowance of the deduction. Earnings attributable to contributions returned to a Company pursuant to the preceding sentence may not be returned, but losses attributable thereto shall reduce the amount to be returned.
ARTICLE XX.    PLAN MERGERS AND CONSOLIDATIONS; TERMS
Section 20.1    Merger or Consolidation ‑‑ Any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, shall be permitted only if:
(i)    each Member would, if either this Plan or the other plan then terminated, receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then terminated; and
(ii)    Eaton shall authorize such transfer of assets.

Section 20.2    Terms ‑‑ Any such merger, consolidation or transfer, and any extension of the Plan by Eaton to employees of any division or subsidiary of Eaton as a successor to any other qualified or non‑qualified plan maintained for such employees, shall be effected in accordance with such terms and conditions and transitional rules with respect to eligibility, vesting, distributions, investment options, withdrawals, reallocations and other matters as shall be specified by Eaton.
Section 20.3    Transfer From Stanley Aviation Corporation 401K Plan and Trust
(j)    A transfer of assets was made to the Plan from the Stanley Aviation Corporation 401K Plan and Trust (the "Stanley Plan") on April 3, 2006 (the "Transfer Date"), reflecting accounts under the Stanley Plan as of the date of transfer of those individuals who qualify as Employees hereunder and other individuals with accounts under the Stanley Plan with respect to whom such accounts are not subject to collective bargaining (each a "Transferee"), which assets are being held, administered, and accounted for in accordance with the provisions of this Section 20.3.
(k)    On and after the Transfer Date, except as otherwise expressly provided in this Section 20.3, the general provisions of the Plan shall govern with respect to the interests under the Stanley Plan of all persons, to the extent not inconsistent with any provisions of the Stanley Plan that may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
(l)    As of the Transfer Date, separate Accounts were established in accordance with the provisions of the Plan in the name of each Member or beneficiary with an interest under the Stanley Plan who is a Transferee. In addition to any credits or debits to the Account of the persons described in the immediately preceding sentence, in accordance with the Plan's general provisions, as of the date the assets of the Stanley Plan were received by the Trustee and deposited in the Trust Fund there was credited to each such separate Account, as applicable, the value of such transferee's prior separate account or sub account of the corresponding type under the Stanley Plan.
(m)    Each separate Account established by reason of the transfer shall continue to be subject to the vesting schedule set forth in the Stanley Plan immediately prior to the Transfer Date, including related service crediting provisions.
(n)    If a person who was a participant under the Stanley Plan incurred a forfeiture under the Stanley Plan prior to the Transfer Date or incurs a forfeiture pursuant to Section 20.3(d) and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the Stanley Plan as in effect prior to the Transfer Date, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Stanley Plan as in effect prior to the Transfer Date. Any unapplied forfeiture under the Stanley Plan transferred to the Plan shall, as soon as practicable following the Transfer Date, be applied to reduce Company Contributions under the Plan, as shall any forfeiture arising pursuant to Section 20.3(d).
(o)    Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the Stanley Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Stanley Plan in effect at the time the loan was granted.

(p)    Notwithstanding any other provision of the Plan to the contrary, each beneficiary designation under the Stanley Plan prior to the Transfer Date shall apply to the separate Account(s) established under the Plan with respect to the Stanley Plan, unless or until the applicable Member designates a new Beneficiary, in which case the general provisions of the Plan shall apply.
Section 20.4    Merger of EMC Engineers, Inc. 401(k) Plan
(q)    A transfer of assets was made to the Plan from the EMC Engineers, Inc. 401(k) Plan and its related trust (the "EMC Plan") on October 13, 2010 (the "Merger Date"), reflecting accounts under the EMC Plan as of the Merger Date of those individuals who qualify as Employees hereunder and other individuals with accounts under the EMC Plan (each a "Transferee"), which assets are being held, administered, and accounted for in accordance with the provisions of this Section 20.4.
(r)    On and after the Merger Date, except as otherwise expressly provided in this Section 20.4, the general provisions of the Plan shall govern with respect to the interests under the EMC Plan of all persons, to the extent not inconsistent with any provisions of the EMC Plan that may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
(s)    As of the Merger Date, separate Accounts were established in accordance with the provisions of the Plan in the name of each Member or beneficiary with an interest under the EMC Plan who is a Transferee. In addition to any credits or debits to the Account of the persons described in the immediately preceding sentence, in accordance with the Plan's general provisions, as of the date the assets of the EMC Plan were received by the Trustee and deposited in the Trust Fund there was credited to each such separate Account, as applicable, the value of such transferee's prior separate account or sub account of the corresponding type under the EMC Plan.
(t)    Each separate Account established by reason of the transfer shall be fully vested and nonforfeitable.
(u)    Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the EMC Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the EMC Plan in effect at the time the loan was granted.
(v)    Roth 401(k) contributions made under the EMC Plan prior to the Merger Date shall be separately accounted for and held subject to the following:
(1)    There shall be established a Roth Account to reflect the amount of the Transfer Participant's Roth 401(k) contributions.
(2)    Earnings, losses, and other credits and charges shall be allocated on a reasonable and consistent basis among a Transfer Participant's Roth Account and his other accounts under the Plan. No amounts other than Roth 401(k) contributions and properly attributable earnings shall be credited to a Transfer Participant's Roth Account.
(3)    If excess contributions are to be distributed from a Highly Compensated Employee's Deferred Compensation Contributions Account in accordance with the provisions of Section 5.9, the excess contributions shall be deemed to consist first of Roth 401(k) contributions.
(4)    If excess Deferred Compensation Contributions are to be distributed as provided in paragraph (3) of this Section 20.4(f) and a Member is eligible to make catch-up contributions for the year, the excess to be re-characterized as catch-up contributions shall be deemed to consist first of Deferred Compensation Contributions.
(5)    If the Plan includes Deferred Compensation Contributions in determining contribution percentages for Highly Compensated Employees and does not satisfy the average contribution percentage test described in Section 5.9, any excess contributions that are to be distributed from a Highly Compensated Employee's Deferred Compensation Contributions Account in order to satisfy the average contribution percentage test shall be deemed to consist first of Roth 401(k) contributions.
(6)    If excess Deferred Compensation Contributions are to be distributed as provided in paragraph (5) of this Section 20.4(f) and a Member is eligible to make catch-up contributions for the year, the excess to be re-characterized as catch-up contributions shall be deemed to consist first of Deferred Compensation Contributions.
(7)    In-service withdrawals from a Transfer Participant's Roth Account may be made in accordance with the provisions of Article X if the Transfer Participant has incurred a hardship, as defined in accordance with the terms of Section 10.2. Any hardship withdrawal of Roth 401(k) contributions shall be subject to the same limitations and restrictions described in Article X as applicable to a hardship withdrawal of Deferred Compensation Contributions.

Section 20.5    Merger of Wright Line LLC 401(k) Plan
(a)    A transfer of assets was made to the Plan from the Wright Line LLC 401(k) Plan and its related trust (the "Wright Line Plan") on January 12, 2011 (the "Merger Date"), reflecting accounts under the Wright Line Plan as of the Merger Date of those individuals who qualify as Employees hereunder and other individuals with accounts under the Wright Line Plan (each a "Transferee"), which assets are being held, administered, and accounted for in accordance with the provisions of this Section 20.5.
(b)    On and after the Merger Date, except as otherwise expressly provided in this Section 20.5, the general provisions of the Plan shall govern with respect to the interests under the Wright Line Plan of all persons, to the extent not inconsistent with any provisions of the Wright Line Plan that may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
(c)    As of the Merger Date, separate Accounts were established in accordance with the provisions of the Plan in the name of each Member or beneficiary with an interest under the Wright Line Plan who is a Transferee. In addition to any credits or debits to the Account of the persons described in the immediately preceding sentence, in accordance with the Plan's general provisions, as of the date the assets of the Wright Line Plan were received by the Trustee and deposited in the Trust Fund there was credited to each such separate Account, as applicable, the value of such Transferee's prior separate account or sub account of the corresponding type under the Wright Line Plan.

(d)    Each separate Account established by reason of the transfer shall continue to be subject to the applicable vesting schedule in effect under the Wright Line Plan immediately prior to the Merger Date, including related service crediting provisions.
(e)    If a person who was a participant under the Wright Line Plan incurred a forfeiture under the Wright Line Plan prior to the Merger Date or incurs a forfeiture pursuant to Section 20.5(d) and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the Wright Line Plan as in effect prior to the Merger Date, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Wright Line Plan as in effect prior to the Merger Date. Any unapplied forfeiture under the Wright Line Plan transferred to the Plan shall, as soon as practicable following the Merger Date, be applied to reduce Company Contributions under the Plan, as shall any forfeiture arising pursuant to Section 20.5(d).
(f)    Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the Wright Line Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Wright Line Plan in effect at the time the loan was granted, provided that after the Merger Date there shall be no ongoing maintainance fees imposed.
Section 20.6    Merger of CopperLogic, Inc. 401(k) Plan & Trust
(a)    A transfer of assets was made to the Plan from the CopperLogic, Inc. 401(k) Plan & Trust (the "CopperLogic Plan") on February 24, 2011 (the "Merger Date"), reflecting accounts under the CopperLogic Plan as of the Merger Date of those individuals who qualify as Employees hereunder and other individuals with accounts under the CopperLogic Plan (each a "Transferee"), which assets are being held, administered, and accounted for in accordance with the provisions of this Section 20.6.
(b)    On and after the Merger Date, except as otherwise expressly provided in this Section 20.6, the general provisions of the Plan shall govern with respect to the interests under the CopperLogic Plan of all persons, to the extent not inconsistent with any provisions of the CopperLogic Plan that may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
(c)    As of the Merger Date, separate Accounts were established in accordance with the provisions of the Plan in the name of each Member or beneficiary with an interest under the CopperLogic Plan who is a Transferee. In addition to any credits or debits to the Account of the persons described in the immediately preceding sentence, in accordance with the Plan's general provisions, as of the date the assets of the CopperLogic Plan were received by the Trustee and deposited in the Trust Fund there was credited to each such separate Account, as applicable, the value of such Transferee's prior separate account or sub account of the corresponding type under the CopperLogic Plan.
(d)    Each separate Account established by reason of the transfer shall continue to be subject to the applicable vesting schedule in effect under the CopperLogic Plan immediately prior to the Merger Date, including related service crediting provisions.
(e)    If a person who was a participant under the CopperLogic Plan incurred a forfeiture under the CopperLogic Plan prior to the Merger Date or incurs a forfeiture pursuant to Section 20.6(d) and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the CopperLogic Plan as in effect prior to the Merger Date, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the CopperLogic Plan as in effect prior to the Merger Date. Any unapplied forfeiture under the CopperLogic Plan transferred to the Plan shall, as soon as practicable following the Merger Date, be applied to reduce Company Contributions under the Plan, as shall any forfeiture arising pursuant to Section 20.6(d).
(f)    Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the CopperLogic Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the CopperLogic Plan in effect at the time the loan was granted.
Section 20.7    Merger of E. A. Pederson Company 401(k) Plan
(a)    A transfer of assets is being made to the Plan from the E. A. Pederson Company 401(k) Plan and its related trust (the "Pederson Plan") on June 18, 2012, (the "Merger Date"), reflecting accounts under the Pederson Plan as of the Merger Date of those individuals who qualify as Employees hereunder and other individuals with accounts under the Pederson Plan (each a "Transferee"), which assets are being held, administered, and accounted for in accordance with the provisions of this Section 20.7.
(b)    On and after the Merger Date, except as otherwise expressly provided in this Section 20.7, the general provisions of the Plan shall govern with respect to the interests under the Pederson Plan of all persons, to the extent not inconsistent with any provisions of the Pederson Plan that may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
(c)    As of the Merger Date, separate Accounts are being established in accordance with the provisions of the Plan in the name of each Member or beneficiary with an interest under the Pederson Plan who is a Transferee. In addition to any credits or debits to the Account of the persons described in the immediately preceding sentence, in accordance with the Plan's general provisions, as of the date the assets of the Pederson Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such separate Account, as applicable, the value of such Transferee's prior separate account or sub account of the corresponding type under the Pederson Plan.
(d)    Each separate Account established by reason of the transfer shall, as of the Merger Date, be subject to the following vesting schedule:

Vesting Percentage	Years of Vesting Service
0	1
25	2
50	3
75	4
100	5
In the event that the application of the above vesting schedule would at any time after the Merger Date result in a lower vesting percentage for any Transferee than the applicable vesting schedule in effect under the Pedersen Plan immediately prior to the Merger Date, such Transferee shall be credited with such additional vesting service as may be necessary to attain the next highest percentage on the vesting schedule set forth above. For purposes of this Section 20.7(d), an Employee shall be credited with Years of Vesting Service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an Employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with Years of Vesting Service for the period between his severance date and reemployment commencement date.
Further, for purposes of this Section 20.7(d), the following shall apply:
(1)    The "employment commencement date" of an Employee means the date he first completes an Hour of Service
(2)    The "reemployment commencement date" of an Employee means the first date following a service break on which he again completes an Hour of Service
(3)    The "severance date" of an Employee means the earlier of (i) the date on which he retires, dies, or his employment with the Company and all Controlled Group Members is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with the Company and all Controlled Group Members for any reason; provided, however, that if he terminates employment with or is absent from work with the Company and the Controlled Group Members on account of service with the armed forces of the

United States, he shall not incur a severance date if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with the Company or any Controlled Group Member within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his severance date shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.
(4)    An Employee shall be credited with an Hour of Service for each hour for which is he is paid, or entitled to payment, for the performance of duties for the Company or any Controlled Group Member, including for periods of employment with E. A. Pedersen Company prior to its acquisition by Eaton.
(e)    If a person who was a participant under the Pederson Plan incurred a forfeiture under the Pederson Plan prior to the Merger Date or incurs a forfeiture pursuant to Section 20.7(d) and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the Pederson Plan as in effect prior to the Merger Date, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the Pederson Plan as in effect prior to the Merger Date. Any unapplied forfeiture under the Pederson Plan transferred to the Plan shall, as soon as practicable following the Merger Date, be applied to reduce Company Contributions under the Plan, as shall any forfeiture arising pursuant to Section 20.7(d).

(f)    Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the Pederson Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the Pederson Plan in effect at the time the loan was granted.
Section 20.8    Merger of Cooper Retirement Savings and Stock Ownership Plan
(a)    A transfer of assets is being made to the Plan from the Cooper Retirement Savings and Stock Ownership Plan and its related trust (the "COSAV Plan") effective as of the close of business on December 31, 2013, (the "Merger Date"), reflecting accounts under the COSAV Plan as of the Merger Date of those individuals who qualify as Employees hereunder and other individuals with accounts under the COSAV Plan (each a "Transferee"), which assets will be held, administered, and accounted for in accordance with the provisions of this Section 20.8.
(b)    On and after the Merger Date, except as otherwise expressly provided in this Section 20.8, the general provisions of the Plan shall govern with respect to the interests under the COSAV Plan of all persons, to the extent not inconsistent with any provisions of the COSAV Plan that may not be eliminated under Code Section 411(d)(6) and the regulations thereunder.
(c)    As of the Merger Date, separate Accounts are being established in accordance with the provisions of the Plan in the name of each Member or beneficiary with an interest under the COSAV Plan who is a Transferee as necessary to reflect that interest. In addition to any credits or debits to the Account of the persons described in the immediately preceding sentence, in accordance with the Plan's general provisions, as of the date the assets of the COSAV Plan are received by the Trustee and deposited in the Trust Fund there shall be credited to each such separate Account, as applicable, the value of such Transferee's prior separate account or sub account of the corresponding type under the COSAV Plan.
(d)    Each separate Account established by reason of the transfer for a Transferee who is an Employee on January 1, 2014, reflecting “Company Retirement Contributions” made under the terms of the COSAV Plan shall, as of the Merger Date, be subject to the following vesting schedule:

Vesting Percentage	Years of Vesting Service
0	1
25	2
100	3
Each separate Account established by reason of the transfer for a Transferee who is not an Employee on January 1, 2014, reflecting “Company Retirement Contributions” made under the terms of the COSAV Plan shall, as of the Merger Date, be subject to the following vesting schedule:

Vesting Percentage	Years of Vesting Service
0	1
25	2
50	3
75	4
100	5

In the event that the application of the above applicable vesting schedule would at any time after the Merger Date result in a lower vesting percentage for any Transferee than the applicable vesting schedule in effect under the COSAV Plan immediately prior to the Merger Date, such Transferee shall be credited with such additional vesting service as may be necessary to attain the next highest percentage on the vesting schedule set forth above. For purposes of this Section 20.8(d), an Employee shall be credited with Years of Vesting Service for the aggregate of the periods of time between his employment commencement date or any reemployment commencement date and the severance date that next follows such employment commencement date or reemployment commencement date; provided, however, that an Employee who has a reemployment commencement date within the 12-consecutive-month period following the earlier of the first date of his absence or his severance date shall be credited with Years of Vesting Service for the period between his severance date and reemployment commencement date.
Further, for purposes of this Section 20.8(d), the following shall apply:
(1)    The "employment commencement date" of an Employee means the date he first completes an Hour of Service
(2)    The "reemployment commencement date" of an Employee means the first date following a service break on which he again completes an Hour of Service
(3)    The "severance date" of an Employee means the earlier of (i) the date on which he retires, dies, or his employment with the Company and all Controlled Group Members is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with the Company and all Controlled Group Members for any reason; provided, however, that if he terminates employment with or is absent from work with the Company and the Controlled Group Members on account of service with the armed forces of the United States, he shall not incur a severance date if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with the Company or any Controlled Group Member within the period during which he retains such reemployment rights, but, if he does not return to work within such period, his severance date shall be the earlier of the date which is one year after his absence commenced or the last day of the period during which he retains such reemployment rights.
(4)    An Employee shall be credited with an Hour of Service for each hour for which is he is paid, or entitled to payment, for the performance of duties for the Company or any Controlled Group Member, including for periods of employment with Cooper prior to its acquisition by Eaton.
(5)    In determining the vested status of a separate Account established by reason of the transfer, in the case of any Transferee credited with at least three years of Vesting Service as of December 31, 2013, the definition of "Total and Permanent Disability" under the COSAV Plan shall continue to apply, if more favorable to the Transferee.
(e)    Notwithstanding the provisions of Section 20.8(d), a Member shall be credited with Vesting Service for the period ending December 31, 2013, determined under the provisions of the COSAV Plan as in effect on that date, and for the Plan Year commencing January 1, 2014, he shall be credited with the amount of Vesting Service determined under provisions of the COSAV Plan as in effect on December 31, 2013, if greater than the amount otherwise credited under the Plan for that period. Moreover, any account maintained under the COSAV Plan which was fully vested under the terms thereof shall remain fully vested and nonforfeitable under the Plan.
(f)    If a person who was a participant under the COSAV Plan incurred a forfeiture under the COSAV Plan prior to the Merger Date or incurs a forfeiture pursuant to Section 20.8(d) and resumes employment covered under the Plan such that restoration of that forfeiture would be required under the COSAV Plan as in effect prior to the Merger Date, such forfeiture shall be restored under the Plan in the same manner and under the same conditions as such forfeiture would have been restored under the COSAV Plan as in effect prior to the Merger Date. Any unapplied forfeiture under the COSAV Plan transferred to the Plan shall, as soon as practicable following the Merger Date, be applied to reduce Company Contributions under the Plan, as shall any forfeiture arising pursuant to Section 20.8(d).
(g)    Notwithstanding any other provision of the Plan to the contrary, any outstanding participant loan under the COSAV Plan shall be repaid under the Plan and otherwise continue to be administered in accordance with its terms and the applicable provisions of the COSAV Plan in effect at the time the loan was granted.
(h)    Notwithstanding any other provision of the Plan to the contrary, a Member who pursuant to the EACA provisions of the COSAV Plan would have been eligible to make a "Permissible Withdrawal" of an amount contributed prior to the

Merger Date shall be eligible to make such a withdrawal as permitted under the terms of the COSAV Plan. Moreover, each Transferee may make withdrawals from his Accounts derived from the COSAV Plan pursuant to Sections 10.1 and 10.2 without regard to any restriction on the time at which a contribution was made.
(i)    In the event that any separate Account established by reason of the transfer constitutes an interest under an employee stock ownership plan similar to the ESOP Feature, the protections of Article XV shall apply thereto.
(j)    Prior to the Merger Date, a number of plans were merged into the COSAV Plan with certain benefits protected. Those merged plans and protected benefits are listed in Appendices A and B, and those protections shall continue to apply.
(k)    Under the terms of the COSAV Plan certain supplemental contributions (referred to herein as "supplemental Company Retirement Contributions") were made for certain participants and credited to an "IAR Account" under the COSAV Plan. Effective January 1, 2014, such accounts shall continue to be maintained under the Plan. Moreover, the Company shall continue to make such supplemental Company Retirement Contributions with respect to certain Members as set forth in Appendix C.
ARTICLE XXI.    MISCELLANEOUS
Section 21.1    Incapacity ‑‑ If any Member, former Member, or Beneficiary, in the judgment of the Committee, is legally, physically or mentally incapable of personally receiving and acknowledging receipt for any payment due hereunder, payment may be made to the guardian, conservator or other legal representative of such Member, former Member or Beneficiary or to such other person or institution who, in the opinion of the Committee, then has effective legal custody of such Member, former Member or Beneficiary. Such payments shall constitute a full discharge with respect to such payments.
Section 21.2    Limitation of Rights ‑‑ Nothing contained herein or in the Trust Agreement shall entitle any Member, former Member, Beneficiary or any other person to the right or privilege of examining or having access to the books or records of Eaton Corporation plc, Eaton, any Company, the Committee or the Trustee; nor shall any such person have any right, legal or equitable, against Eaton Corporation plc, Eaton or a Company, or any director, officer, employee, agent or representative thereof, or against the Committee or the Trustee, except as expressly provided herein.
Section 21.3    No Right to Employment ‑‑ Participation in the Plan shall not be construed as conferring any legal rights upon any Member for a continuation of employment nor shall it interfere with the rights of Eaton or any Company to terminate any Member's employment or otherwise treat him without regard to the effect which such treatment might have upon him as a Member.
Section 21.4    Rights Relating to the Trust ‑‑ No Employee, Member, Beneficiary or other person shall have any interest in or right to any part of the corpus, income or earnings of the Trust Fund or any part of the assets of the Plan except as and only to the extent provided by the terms of the Plan.
Section 21.5    Limitation on Participation by Persons in Foreign Countries ‑‑ A person employed in a foreign country shall not be eligible to participate in the Plan if his participation would result in legal, administrative, financial or other difficulties under local laws, regulations or other restrictions, as determined by Eaton under rules uniformly applicable to all persons similarly situated. Contributions or benefits for individuals who are citizens of the United States and employees of a foreign or domestic subsidiary of Eaton may be provided for such individuals consistent with Code Sections 406 and/or 407 pursuant to appropriate action by Eaton and such subsidiary.
Section 21.6    Uniformed Services ‑‑ Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).
If a Member who is absent from employment as an Employee because of military service dies after December 31, 2006, while performing qualified military service (as defined in Code Section 414(u)), the Member shall be treated as having returned to employment as an Employee on the day immediately preceding his death for purposes of determining the Member's vested interest in his Accounts and his Beneficiary's eligibility for a death benefit under the Plan. Notwithstanding the foregoing, except as otherwise specifically provided elsewhere in the Plan, such a Member shall not be entitled to additional contributions with respect to his period of military leave.
Section 21.7    Profit‑Sharing Plan Feature ‑‑ The portion of the Plan that is not the ESOP Feature is intended to be and shall be a profit‑sharing plan for all purposes of the Code, ERISA, and any other relevant purpose, notwithstanding that contributions may or may not be made without regard to current or accumulated profits of the employer or without regard to whether contributions may be discretionary.
Section 21.8    Miscellaneous Investment Proceeds ‑‑ Any funds received by the Plan that do not relate to investments held under the Plan for current Participants but instead relate to investments held previously under the Plan or any plan merged with the Plan for former participants whose benefits have been fully distributed, proceeds received by the Plan in settlements where is it not possible or impractical to allocate such amounts to particular Participant accounts, and similar amounts received by the Plan shall be held in a separate account under the Plan and shall be applied in the manner permitted for forfeitures, if any, to pay Plan administrative expenses or to offset Company Matching Contributions otherwise owed to the Plan by the Company, as determined by the Committee in its sole discretion.
Section 21.9    Election of Former Vesting Schedule ‑‑ If there is an amendment to the vesting schedule applicable to a Member's Account because the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Member's vested interest in his Account, the following special rules shall apply:
(a)    In no event shall a Member's vested interest in his Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be less than his vested interest in his Account immediately prior to such date.
(b)    In no event shall a Member's vested interest in his Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Account immediately prior to the effective date of such amendment.
(c)    Any Member with three or more years of vesting service shall have a right to have his vested interest in his Account (including amounts accrued following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Member in his Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Member shall exercise his right under this Section by giving written notice of his exercise thereof to the Committee within 60 days after the latest of (i) the date he receives notice of the amendment from the Committee, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.
Section 21.10    Issuance of Eaton Shares -- Notwithstanding any other provision of this Plan, (a) Eaton Corporation plc shall not be obliged to issue any shares unless at least the par value or nominal value of such newly issued share has been fully paid in advance in accordance with applicable law and (b) Eaton Corporation plc shall not be obliged to issue or deliver any shares until all legal and regulatory requirements associated with such issue or delivery have been complied with to the satisfaction of the Committee.
Section 21.11    Leased Employee -- Any leased employee, other than an excludable leased employee, shall be treated as an employee of the Company for which he performs services for all purposes of the Plan with respect to the provisions of Sections 401(a)(3), (4), (7), and (16), and 408(k), 408(p), 410, 411, 415, and 416 of the Code; provided, however, that no leased employee shall accrue a benefit hereunder based on service as a leased employee except as otherwise specifically provided in the Plan. A "leased employee" means any person who performs services for the Company or a Controlled Group Member (the "recipient") (other than an employee of the recipient)

pursuant to an agreement between the recipient and any other person (the "leasing organization") on a substantially full-time basis for a period of at least one year, provided that such services are performed under primary direction or control by the recipient. An "excludable leased employee" means any leased employee of the recipient who is covered by a money purchase pension plan maintained by the leasing organization which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least ten percent of compensation (as referenced in Section 5.7), (ii) full and immediate vesting, and (iii) immediate participation by employees of the leasing organization (other than employees who perform substantially all of their services for the leasing organization or whose compensation from the leasing organization in each plan year during the four-year period ending with the plan year is less than $1,000); provided, however, that leased employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force. For purposes of this Section 21.11, contributions or benefits provided to a leased employee by the leasing organization that are attributable to services performed for the recipient shall be treated as provided by the recipient.
Section 21.12    Applicable Law and Forum Selection -- Except to the extent governed by Federal law, the Plan shall be administered and interpreted in accordance with the laws of the State of Ohio. Any proceeding arising out of or relating to the Plan shall be adjudicated in the federal courts for the Northern District of Ohio or in the courts of the State of Ohio located in the district embraced by the federal courts for the Northern District of Ohio.

Section 21.13    Correction of Plan Failures -- The Company may correct any error as it deems appropriate, including, without limitation, as provided by IRS Employee Plans Compliance Resolution System, as amended from time to time.
Section 21.14    Application of Windsor Decision -- For purposes of clarity and in accordance with Notice 2014-19 published by the Internal Revenue Service, and notwithstanding any provision of the Plan to the contrary, effective June 26, 2013, the following shall apply for purposes of the Plan:
(a)    the term "spouse" includes an individual married to a person of the same sex if the individuals are lawfully married under state law, and the term "marriage" includes such a marriage between individuals of the same sex;
(b)    there shall be recognized a marriage of same-sex individuals that was validly entered into in a state whose laws authorize the marriage of two individuals of the same sex even if the married couple is domiciled in a state that does not recognize the validity of same-sex marriages; and
(c)    the terms "spouse," "husband and wife," "husband," and "wife" do not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state, and the term "marriage" does not include such formal relationships.
ARTICLE XXII.    TRANSFER OF FUNDS; ROLLOVERS
Section 22.1    Transfer from Other Qualified Plans ‑‑ With Eaton's consent (by action of the Committee) a company may cause to be transferred to the Trustee all or any of the assets held in respect of any other plan or trust which satisfies the applicable requirements of the Code relating to qualified plans and trusts which is maintained by a company for the benefit of its common‑law employees. Any assets transferred to the Plan shall be accompanied by written instructions from the company, or the trustee or custodian holding such assets, setting forth the employees for whose benefit such assets have been transferred and showing separately the respective contributions by the company and by the employees and the current values of the assets attributable thereto. Upon receipt of such assets and instructions the Trustee shall thereafter proceed in accordance with the provisions of the Plan.
Section 22.2    Transfer to Other Qualified Plans ‑‑ Subject to Article XX, with Eaton's consent (by action of the Committee) a Company by written direction to the Trustee may transfer some or all of the assets held under the Plan to another plan or trust meeting the requirements of the Code relating to qualified plans and trusts. Upon receipt of such written direction the Trustee shall cause to be transferred the assets so directed.
Section 22.3    Rollover Contributions -- An Employee eligible to participate in the Plan, regardless of whether he has satisfied the eligibility requirements of the Plan, may elect to make a Rollover Contribution to the Plan by submitting to the Company or its designee a request at such time(s), in such form, and in such manner as the Company shall prescribe. The Employee shall deposit or cause to be deposited such Rollover Contribution with the Trustee. "Rollover Contribution" shall mean participant rollover contributions and/or direct rollovers of distributions as permitted under Code Section 402(c), Code Section 403(a)(4), or Section 408(d)(3)(A) from the following types of plans:

(5)    The Plan will accept a direct rollover of an eligible rollover distribution from (a) a qualified plan described in Code Section 401(a) or Section 403(a), (b) an annuity contract described in Code Section 403(b), and (c) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
(6)    The Plan will accept a participant contribution of an eligible rollover distribution from (a) a qualified plan described in Code Section 401(a) or Section 403(a), (b) an annuity contract described in Code Section 403(b) and (c) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.
(7)    The Plan will accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code Section 408(a) or Section 408(b) that is eligible to be rolled over and would otherwise be includible in gross income.
Notwithstanding the foregoing, a Rollover Contribution shall not include and the Plan will not accept any of the following:
(1)    A transfer of "accumulated deductible employee contributions" within the meaning of Code Section 72(o)(5).
(2)    Designated Roth contributions as described in Code Section 402A. Any Rollover Contribution from an individual retirement account shall be limited to individual retirement accounts which contain only amounts rolled over into such individual retirement account from another qualified plan plus the income and gains thereon.
Moreover, any Member who is a former Employee who accrued a benefit under the Pension Plan for Eaton Corporation Employees (the "Pension Plan") may in the same manner elect to make a Rollover Contribution of any portion of his distribution from the Pension Plan which constitutes an "eligible rollover distribution" within the meaning of Code Section 402(c)(4).
The Company may require an Employee or Former Employee to provide it or its designee with such information as it deems necessary or desirable to show that the requested Rollover Contribution qualifies as a contribution that may be rolled over to a qualified plan. In the event an Employee or former Employee makes a Rollover Contribution, such Rollover Contribution shall become part of the Fund and it shall be maintained in a separate, fully‑vested account, which shall be separate from the other Accounts for such Employee or former Employee. If an Employee elects to roll over amounts attributable to after-tax employee contributions, such amounts shall be accounted for separately from other Rollover Contributions and shall be maintained in accounts reflecting that portion of the Employee's after-tax Rollover Contribution that is includible in gross income and that portion that is not includible in gross income. Such Rollover Account shall be invested as directed by the Employee or former Employee in the same manner, but pursuant to a separate election, as a Regular Account and Regular Contributions in accordance with Article VI. The adjustment of Accounts made pursuant hereto shall be made separately with respect to a Member's Rollover Contribution account and his other Accounts.

ARTICLE XXIII.    SAVINGS PLAN INDIVIDUAL RETIREMENT ACCOUNT
Section 23.1    Definitions ‑‑ For purposes of this Article XXIII, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context. Definitions in Section 2.1 of the Plan shall also apply where required by the context.
(ii)    "Participant" means each person who made the contributions described in Section 23.2 under the terms of the Plan as in effect at the relevant times.
(iii)    "Voluntary Deductible Account" means the Participant's voluntary contributions to the Plan which were deductible by the participant for Federal income tax purposes, and the income, losses, appreciation and depreciation attributable to such contributions.
Section 23.2    Deductible Employee Contributions ‑‑ Prior to December 31, 1986 a Participant could make voluntary contributions which were deductible by the Participant for Federal income tax purposes. Each such contribution was paid in cash by the Participant to the Company in such manner and at such times as the Committee determined (including payments by means of payroll deductions), and no later than the end of the taxable year of the Participant who made such contributions, provided that such deadline could be extended until March 15 of the following calendar year (or until April 15, if required by Internal Revenue Service Regulations), if the Committee elected to have Code Section 219(f)(3)(B) apply. The Company transmitted deductible voluntary contributions received by it to the Trust for crediting to Voluntary Deductible Accounts. Such amounts were credited to the Voluntary Deductible

Accounts of Participants in accordance with the certification of the Committee as to the names of the contributing Participants and the amounts contributed by each Participant.
The contributions by a Participant to his Voluntary Deductible Account with respect to any one taxable year of such Participant to this Plan and all other qualified plans (including individual retirement accounts) could not exceed the lesser of:
(ii)    $2,000.00, or
(iii)    100% of his compensation (as defined in Code Section 219(f)(1) and in Internal Revenue Service Regulations) for such taxable year.
No contributions could be made by a Participant to his Voluntary Deductible Account with respect to the taxable year of the Participant during which he attained age 70 1/2 and the taxable years thereafter or after December 31, 1986.
Section 23.3    Irrevocable Election of Deductible Contributions ‑‑ Each Participant who made a contribution described in Section 23.2 was deemed to have also elected to have his contribution treated as a qualified voluntary employee contribution deductible by him as a retirement savings contribution under Code Section 219(a). Such election shall be irrevocable from and after the date each contribution was made by the Participant. Notwithstanding the foregoing, neither any Company, the Investment Committee, the Committee, the Trustee, nor the Plan assumes any responsibility for the income tax treatment of any contributions described in Section 23.2, as deductibility of such contributions depends on employee circumstances extraneous to the Plan, including but not limited to employee participation in retirement savings programs unrelated to any of the Company's programs. All deductible voluntary contributions by a Participant that exceeded the limits set forth in Section 23.2 shall be returned to the Participant.
Section 23.4    Valuation of Voluntary Deductible Account; Records ‑‑ Voluntary Deductible Accounts shall be subject to the provisions of Article VII.
Section 23.5    Investment of Voluntary Deductible Accounts ‑‑ Voluntary Deductible Accounts shall be subject to the provisions of the Plan pertaining to investments in the same manner as Accounts attributable to Regular Contributions and Deferred Compensation Contributions.
Section 23.6    Withdrawals from Voluntary Deductible Account
(a)    Ordinarily, no distributions may be made to a Participant from his Voluntary Deductible Account prior to the date on which he becomes age 59‑1/2, except that distribution of all or a part of a Participant's Voluntary Deductible Account may be made prior to a Participant's becoming age 59‑1/2 on account of the Participant's death, disability within the meaning of the Code Section 72(m)(7) and Regulations pursuant thereto, or separation from service, and except that a Participant may by notice to the Committee withdraw all or a part of his Voluntary Deductible Account. All distributions and withdrawals from Voluntary Deductible Accounts shall comply with the terms for such distributions and withdrawals set by the Committee. Any balance of a Participant's Voluntary Deductible Account not previously withdrawn shall, upon notice to the Committee by the Participant, be paid to the Participant following his separation from service or, in the event of his death, to his Beneficiary in the same manner as other amounts payable upon those events.

(b)    No portion of a Participant's Voluntary Deductible Account shall be assigned, pledged as security for a loan, loaned to a Participant, or applied toward the purchase of life insurance.
(c)    All or any portion of a Participant's Voluntary Deductible Account (including any portion thereof attributable to a transfer of "accumulated deductible employee contributions," as defined below) may be transferred, at the election of a Participant, to any other plan or trust or individual retirement plan which satisfies the applicable requirements of the Code and Internal Revenue Service Regulations relating to acceptance of "accumulated deductible employee contributions." A Participant may not make such election with respect to his Voluntary Deductible Account if he has made another such election with respect to his Voluntary Deductible Account within the preceding 12 months.
(d)    A Participant may request the Committee in writing to allow a transfer into his Voluntary Deductible Account of any amount or amounts that constitute "accumulated deductible employee contributions," within the meaning of Code Section 72(o)(5). The Committee shall determine on a non‑discriminatory basis whether or not such transfer shall be allowed. Any such written request may be made only once within a 12‑month period, and shall set forth the proposed transfer amount and proof, satisfactory to the Committee, that such transfer constitutes a transfer of "accumulated deductible employee contributions." Any such transfer shall comply with all applicable requirements of the Code and Internal Revenue Service Regulations. Any such transfers shall be treated as accumulated contributions to a Participant's Voluntary Deductible Account.

Section 23.7    Administrative Costs ‑‑ Brokerage fees, commissions, transfer taxes and administrative costs and expenses of Voluntary Deductible Accounts shall be borne by such Accounts unless paid by the Company.
ARTICLE XXIV.    EFFECTIVE DATES
Section 24.1    General ‑‑ Except as otherwise expressly provided in the Plan, this amendment and restatement of the Plan is effective beginning January 1, 2016. Unless and to the extent otherwise expressly provided in this amendment and restatement of the Plan, no provision of this amendment and restatement of the Plan shall be construed to expand the definition of eligible employees, change accrued benefits, or otherwise change any substantive provision of the Plan as in effect prior to January 1, 2016, with respect to periods prior to January 1, 2016. The provisions of this amendment and restatement supersede those of any prior restatement to the extent inconsistent herewith.
Section 24.2    Legal Compliance Effective Date Provisions ‑‑ Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) final Treasury Regulations issued under Code Section 401(k) and 415 ("final 415 regulations"), (ii) the Pension Protection Act of 2006 ("PPA"), (iii) the Heroes Earnings Assistance and Relief Act of 2008 ("HEART"), (iv) the Worker, Retiree and Employee Recovery Act of 2008 ("WRERA"), (v) the Small Business Jobs Act of 2010 ("SBJPA"), or (vi) any regulations, rulings, or other published guidance issued under the Code, ERISA, PPA, HEART, WRERA, or SBJPA (a "Compliance Amendment"), the first day of the first period (which may or may not be the first day of the Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, PPA, HEART, WRERA, or SBJPA), and shall also be effective with respect to any plan merged into the Plan as of the first date such change became required by reason of such provision (including for periods prior to the merger date to the extent so required), and accordingly is also an amendment of any plan merged into the Plan for this purpose (but, unless otherwise specifically indicated, with respect only to employees who retire, die, or otherwise terminate their employment on or after said date). This provision shall be effective to amend any plan merged into the Plan only with respect to Compliance Amendments, and shall not be construed to expand the definition of "eligible employee," change benefit rates, or otherwise change any substantive provision of any plan merged into the Plan that is not directly affected by a Compliance Amendment prior to the merger date This amendment and restatement is intended as good faith compliance with the requirements of legislative enactments described above and is to be construed in accordance with guidance issued thereunder.

EATON CORPORATION

__________________, 2015	By:
Cleveland, Ohio

11879581.7

APPENDIX A
TRANSFEROR PLANS
Listing of Plans Merged into the COSAV Plan

Plan	Effective Date on which Assets and Liabilities transferred to the Plan

(1) McGraw-Edison Savings and Sharing Plan	07/01/86

(2) McGraw-Edison Profit Sharing Plan	07/01/86

(3) Campbell Chain Profit-Sharing Plan	07/01/86

(4) Turner Profit-Sharing Plan	07/01/86

(5) McGraw-Edison Thrift Plan	07/01/86

(6) McGraw-Edison Consolidated Retirement Plan	07/01/86 (active employees only)

(7) GATX Profit-Sharing Plan	02/01/87

(8) Joy Manufacturing Company Savings Plan	08/01/87 (Petroleum Equipment Group only)

(9) Joy Manufacturing Company Savings Plan	01/01/88 (Molded Rubber Products Group only)

(10) Joy Manufacturing Company Savings Plan	06/01/88 (Compressor Group only)

(11) USD Plan	04/01/88

(12) Champion Spark Plug Company Salaried Employees’ Deferred Savings Plan	08/01/90

(13) Cameron Iron Works USA, Inc. Savings Investment Plan	09/01/90

(14) Cooper Industries, Inc. Consolidated Retirement Plan	12/31/91

(15) Auto Components, Inc. Profit Sharing Plan	01/01/94

(16) Moog Automotive, Inc. Temperature Control Division 401(k) Plan	01/01/94

(17) Moog Automotive, Inc. Temperature Control Division Profit Sharing Plan	01/01/94

(18) Zanxx, Inc. 401(k) Salary Reduction Plan	11/10/94

(19) Precision Universal Joint Hourly Profit Sharing Plan	02/28/95

(20) Master Power, Inc. 401(k) Retirement Savings Plan	07/01/97

(21) Rolero-Omega Voluntary Retirement Savings Plan and Trust	07/01/97

(22) Thepitt Hourly Savings Plan	08/31/98 (salaried employees only)

(23) Neo-Ray Products, Inc. 401(k) Profit Sharing Plan	01/01/00

(24) Atlite Lighting Equipment, Inc. 401(k) Plan	01/01/00

(25) Wheelock, Inc. Section 401(k) Profit Sharing Plan	12/31/06

(26) Cannon Technologies Inc. Profit Sharing Plan	12/31/06

(27) Cooper US, Inc. Profit Sharing Plan	04/30/07

(28) Madah-Com Inc. 401(k) Profit Sharing Plan	12/31/07

(29) iO Lighting 401(k) Plan	12/31/07

(30) Roam Secure 401(k) Plan	06/30/08

(31) GS Metals Corp Retirement Savings Plan	01/01/09

(32) Sure Power, Inc. 401(k) Profit Sharing Plan	01/01/09

(33) MTL Incorporated 401(k) Profit Sharing Plan	01/01/09
01/01/12
(34) Martek Power Retirement Savings Plan

APPENDIX B

COSAV MERGED PLANS AND PROTECTED BENEFITS
The following provisions detail certain benefits as protected under the terms of the COSAV Plan; references therein to the “Plan” are to the COSAV Plan as in effect on December 31, 2013, and capitalized terms used therein refer to definitions found in said COSAV Plan. Such benefit protections shall continue to apply after the merger described in Section 20.8 of the Plan. Notwithstanding any other terms of the Plan to the contrary, in the event of any conflict, the following provisions of this Appendix B supersede and control over terms described elsewhere, for the affected participants only to the extent described below:

1.	Merger of the Wheelock, Inc. Section 401(k) Profit Sharing Plan

a.	Active Participants as of December 31, 2006, in the Wheelock, Inc. Section 401(k) Profit Sharing Plan were 100% vested in their accrued employer contributions upon the merger into this Plan.

b.
Active Participants in the Wheelock, Inc. Section 401(k) Profit Sharing Plan who had three or more Years of Service as of December 31, 2006 are 100% vested in all future Company Retirement Contributions made under the Plan.

c.
Future Company Retirement Contributions for all active Participants in the Wheelock, Inc. Section 401(k) Profit Sharing Plan who had less than three Years of Service as of December 31, 2006, are subject to the vesting schedule under this Plan.

d.	All years of service that a participant accrued under the Wheelock, Inc. Section 401(k) Profit Sharing Plan is recognized for purposes of determining a Member’s vested interest under this Plan.

e.	The Normal Retirement Age for those Participants with an Account Balance as of December 31, 2006, in the Wheelock, Inc. Section 401(k) Profit Sharing Plan will be age 60 under this Plan.

2.	Merger of the Cannon Technologies Inc. Profit Sharing Plan

a.	Active Participants as of December 31, 2006, in the Cannon Technologies Inc. Profit Sharing Plan are 100% vested in their accrued employer contributions upon the merger into this Plan.

b.
Active Participants in the Cannon Technologies Inc. Profit Sharing Plan who had three or more Years of Service as of December 31, 2006, are 100% vested in all future Company Retirement Contributions made under the Plan.

c.
Future Company Retirement Contributions, for all active Participants in the Cannon Technologies Inc. Profit Sharing Plan who had less than three Years of Service as of December 31, 2006, are subject to the vesting schedule under this Plan.

d.	All years of service that a participant accrued under the Cannon Technologies Inc. Profit Sharing Plan is recognized for purposes of determining a Member’s vested interest under this Plan.

3.	Merger of the Cooper US, Inc. Profit Sharing Plan

a.	Active Participants as of April 30, 2007, in the Cooper US, Inc. Profit Sharing Plan, are 100% vested in their accrued employer matching contributions upon the merger into this Plan.

b.
All years of service that a participant has accrued under the Cooper US, Inc. Profit Sharing Plan is recognized for purposes of determining a Member’s vested interest under this Plan. Furthermore, there shall be no reduction in accrued years of service that may result from changes in the plan year, vesting computation period, and vesting computation method.

c.
Accrued non-elective contributions and Future Company Retirement Contributions for all active participants in the Cooper US, Inc. Profit Sharing Plan as of April 30, 2007, will be subject to the vesting schedule under this Plan.

d.
Participants with an Account Balance as of April 30, 2007, in the Cooper US, Inc. Profit Sharing Plan shall become 100% vested in all Employer contributions under this Plan the first of the month following attainment of age 55.

4.	Merger of the Madah-com Inc. 401(k) Profit Sharing Plan

a.	Active participants as of December 31, 2007, in the Madah-Com Inc. 401(k) Profit Sharing Plan, are 100% vested in their accrued employer matching contributions upon the merger into this Plan.

b.
Accrued non-elective contributions and Future Company Retirement Contributions for all active participants in the Madah-Com Inc. 401(k) Profit Sharing Plan as of December 31, 2007, are subject to the vesting schedule under this Plan.

c.	All years of service that a participant has accrued under the Madah-Com Inc. 401(k) Profit Sharing Plan is recognized for purposes of determining a Member’s vested interest under this Plan.

5.	Merger of the iO Lighting 401(k) Plan

a.	All years of service that a participant has accrued under the iO Lighting 401(k) Plan will be recognized for purposes of determining a Member’s vested interest under this Plan.

6.	Merger of the Roam Secure 401(k) Plan

a.	All years of service that a participant has accrued under the Roam Secure 401(k) Plan will be recognized for purposes of determining a Member’s vested interest under this Plan.

7.	Merger of the GS Metals Corp Retirement Savings Plan

a.	Active Participants as of December 31, 2008, in the GS Metals Corp Retirement Savings Plan were 100% vested in their accrued employer matching contributions upon the merger into this Plan.

b.
All years of service that a participant has accrued under the GS Metals Corp Retirement Savings Plan will be recognized for purposes of determining a Member’s vested interest in future Company Retirement Contributions under this Plan. Furthermore, there shall be no reduction in accrued years of service that may result from changes in the plan year, vesting computation period, and vesting computation method.

c.
The normal retirement age for all former participants of the GS Metals Corp Retirement Savings Plan will be the later of age 55 or the fifth anniversary of the participant’s Employment Commencement Date.

8.	Merger of the Sure Power, Inc. 401(k) Profit Sharing Plan

a.	Active Participants as of December 31, 2008, in the Sure Power, Inc. 401(k) Profit Sharing Plan were 100% vested in their accrued employer nonelective contributions upon the merger into this Plan.

b.
Active Participants in the Sure Power, Inc. 401(k) Profit Sharing Plan who had three or more Years of Service as of December 31, 2008 are 100% vested in all future Company Retirement Contributions made under the Plan.

c.
Future Company Retirement Contributions for all active Participants in the Sure Power, Inc. 401(k) Profit Sharing Plan who had less than three Years of Service as of December 31, 2008, are subject to the vesting schedule under this Plan.

d.	All years of service that a participant accrued under the Sure Power, Inc. 401(k) Profit Sharing Plan is recognized for purposes of determining a Member’s vested interest under this Plan.

9.	Merger of the MTL Incorporated 401(k) Profit Sharing Plan

a.	Active Participants as of December 31, 2008, in the MTL Incorporated 401(k) Profit Sharing Plan were 100% vested in their accrued employer matching contributions upon the merger into this Plan.

b.
The accrued nonelective contributions of active participants as of December 31, 2008, in the MTL Incorporated 401(k) Profit Sharing Plan continue to vest according the vesting schedule defined under the MTL Incorporated 401(k) Profit Sharing Plan

c.
Active Participants in the MTL Incorporated 401(k) Profit Sharing Plan who had three or more Years of Service as of December 31, 2008 will continue to vest according to the nonelective vesting schedule as defined under the MTL Incorporated 401(k) Profit Sharing Plan for purposes of future Company Retirement Contributions made under the Plan.

d.
Future Company Retirement Contributions for all active Participants in the MTL Incorporated 401(k) Profit Sharing Plan who had less than three Years of Service as of December 31, 2008, are subject to the vesting schedule under this Plan.

e.	All years of service that a participant accrued under the MTL Incorporated 401(k) Profit Sharing Plan is recognized for purposes of determining a Member’s vested interest under this Plan.

10.	Merger of the Martek Power Retirement Savings Plan

a.	All years of service that a participant accrued under the terms of the Martek Power Retirement Savings Plan (“Martek Plan”) as of December

31, 2011 (the “Martek Date”) are recognized for purposes of determining a Member’s vested interest under this Plan.

b.
The accrued Matching Contributions in the Martek Plan of active participants as of the Martek Date continue to vest according to the vesting schedule defined under the Martek Plan as of the Martek Date.

c.	All Matching Contributions to the Plan occurring after the Martek Date on behalf of all former Martek Plan participants will be 100% vested at all times.

d.
The accrued Nonelective Contributions in the Martek Plan of active participants as of the Martek Date, continue to vest according to the vesting schedule defined under the Martek Plan as of the Martek Date.

e.
Active participants with three or more years of service under the terms of the Martek Plan as of the Martek Date, continue to vest according to the Nonelective Contribution vesting schedule as defined under the Martek Plan as of the Martek Date for purposes of Company Retirement Contributions made under the Plan.

f.
All Company Retirement Contributions to the Plan occurring after the Martek Date are subject to the vesting schedule specified under the Plan, for those former Martek Plan participants with less than three years of service under the terms of the Martek Plan as of the Martek Date.

APPENDIX C

IAR ADDENDA FOR SUPPLEMENTAL CONTRIBUTIONS

This Appendix C sets forth provisions relating to supplemental Company Retirement Contributions referenced in Section 20.8(l) and contains IAR Addenda earlier included in the COSAV Plan applicable to Participating Units identified therein. Amounts credited to the IAR Accounts hereunder shall be fully vested at all times. The supplemental Company Retirement Contributions and IAR Accounts shall be subject to the terms of the Plan that apply to Accounts generally. In addition to the provisions of Article II, the following definitions shall also apply for purposes of this Appendix C.

(1)	Company Retirement Contributions. The term “Company Retirement Contributions” shall mean the profit sharing contributions made to the Plan in accordance with the provisions of an IAR Addendum.

(2)	IAR Account. The term "IAR Account" shall mean the separate account to which the Company Retirement Contributions are allocated and credited in accordance with the provisions of an Addendum.

(3)	Participating Unit. The term "Participating Unit" shall mean an employment unit or facility named in an Addendum with respect to which Company Retirement Contributions are made on behalf of a Member.

IAR ADDENDUM I

HOURLY EMPLOYEES OF COOPER POWER SYSTEMS

RTE COMPONENTS AT PEWAUKEE, WISCONSIN

This Addendum relates to the Participating Unit set forth in Paragraph A below.

A.	NAME OF PARTICIPATING UNIT:

The Pewaukee, Wisconsin RTE Components facility of the Cooper Power Systems Division of the Company (262).

B.	COMPANY RETIREMENT CONTRIBUTIONS:

On and after October 1, 1989, the Company shall make a Company Retirement Contribution with respect to each Member who was employed on September 30, 1989 at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List on file with the Committee as set forth below; provided, however, that such amount shall be prorated and credited to such Member’s IAR Account based upon the number of pay periods applicable to such Member in such month during which the Member was employed at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List.

1.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who elected retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $60.00
1938    $60.00
1937    $65.00
1936    $65.00
1935    $70.00
1934 or earlier    $75.00

2.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who did not elect retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $105.00
1938    $110.00
1937    $115.00
1936    $120.00
1935    $125.00
1934 or earlier    $130.00

3.	Active Members on October 1, 1989, who had not attained age 50 on December 31, 1989

Monthly Additional
Year of Birth        Credit Amount

1964 or later    $10.00
1963    $11.00
1962    $13.00
1961    $15.00
1960    $17.00
1959    $19.00
1958    $21.00
1957    $23.00
1956    $25.00
1955    $27.00
1954    $29.00
1953    $31.00
1952    $34.00
1951    $37.00
1950    $40.00
1949    $44.00
1948    $48.00
1947    $52.00
1946    $54.00
1945    $60.00
1944    $65.00
1943    $70.00
1942    $75.00
1941    $80.00
1940    $90.00

IAR ADDENDUM II

HOURLY EMPLOYEES OF COOPER POWER SYSTEMS RTE

DISTRIBUTION TRANSFORMERS PLANT AT WAUKESHA, WISCONSIN

This Addendum relates to the Participating Unit set forth in Paragraph A below.

A.	NAME OF PARTICIPATING UNIT:

The Waukesha, Wisconsin RTE Distribution Transformers facility of the Cooper Power Systems Division of the Company (263).

B.	COMPANY RETIREMENT CONTRIBUTIONS:

On and after October 1, 1989, the Company shall make a Company Retirement Contribution with respect to each Member who was employed on September 30, 1989 at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List on file with the Committee as set forth below; provided, however, that such amount shall be prorated and credited to such Member’s IAR Account based upon the number of pay periods applicable to such Member in such month during which the Member was employed at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List.

1.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who elected retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $60.00
1938    $60.00
1937    $65.00
1936    $65.00
1935    $70.00
1934 or earlier    $75.00

2.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who did not select retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $105.00
1938    $110.00
1937    $115.00
1936    $120.00
1935    $125.00
1934 or earlier    $130.00

3.	Active Members on October 1, 1989, who had not attained age 50 on December 31, 1989

Monthly Additional
Year of Birth        Credit Amount

1964 or later    $10.00
1963    $11.00
1962    $13.00
1961    $15.00
1960    $17.00
1959    $19.00
1958    $21.00
1957    $23.00
1956    $25.00
1955    $27.00
1954    $29.00
1953    $31.00
1952    $34.00
1951    $37.00
1950    $40.00
1949    $44.00
1948    $48.00
1947    $52.00
1946    $54.00
1945    $60.00
1944    $65.00
1943    $70.00
1942    $75.00
1941    $80.00
1940    $90.00

IAR ADDENDUM III

HOURLY EMPLOYEES OF COOPER POWER SYSTEMS

IN OLEAN, NEW YORK

This Addendum relates to the Participating Unit set forth in Paragraph A below.

A.	NAME OF PARTICIPATING UNIT:

The Olean, New York facility of the Cooper Power Systems, Inc. (197).

B.	COMPANY RETIREMENT CONTRIBUTIONS:

On and after October 1, 1989, the Company shall make a Company Retirement Contribution with respect to each Member who was employed on September 30, 1989 at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List on file with the Committee as set forth below; provided, however, that such amount shall be prorated and credited to such Member’s IAR Account based upon the number of pay periods applicable to such Member in such month during which the Member was employed at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List.

1.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who elected retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $60.00
1938    $60.00
1937    $65.00
1936    $65.00
1935    $70.00
1934 or earlier    $75.00

2.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who did not elect retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $105.00
1938    $110.00
1937    $115.00
1936    $120.00
1935    $125.00
1934 or earlier    $130.00

3.	Active Members on October 1, 1989, who had not attained age 50 on December 31, 1989

Monthly Additional
Year of Birth        Credit Amount

1964 or later    $10.00
1963    $11.00
1962    $13.00
1961    $15.00
1960    $17.00
1959    $19.00
1958    $21.00
1957    $23.00
1956    $25.00
1955    $27.00
1954    $29.00
1953    $31.00
1952    $34.00
1951    $37.00
1950    $40.00
1949    $44.00
1948    $48.00
1947    $52.00
1946    $54.00
1945    $60.00
1944    $65.00
1943    $70.00
1942    $75.00
1941    $80.00
1940    $90.00

IAR ADDENDUM IV

HOURLY EMPLOYEES OF COOPER POWER SYSTEMS

IN SOUTH MILWAUKEE, WISCONSIN

This Addendum relates to the Participating Unit set forth in Paragraph A below.

A.	NAME OF PARTICIPATING UNIT:

The South Milwaukee, Wisconsin facility operation of the Cooper Power Systems, Inc. (200).

B.	COMPANY RETIREMENT CONTRIBUTIONS:

On and after October 1, 1989, the Company shall make a Company Retirement Contribution with respect to each Member who was employed on September 30, 1989 at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List on file with the Committee as set forth below; provided, however, that such amount shall be prorated and credited to such Member’s IAR Account based upon the number of pay periods applicable to such Member in such month during which the Member was employed at a facility and in an employment classification set forth on the Additional Retiree Medical Credit Eligibility List.

1.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who elected retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $60.00
1938    $60.00
1937    $65.00
1936    $65.00
1935    $70.00
1934 or earlier    $75.00

2.	Active Members on October 1, 1989, who attained at least age 50 on December 31, 1989 and who did not elect retiree medical coverage

Monthly Additional
Year of Birth        Credit Amount

1939    $105.00
1938    $110.00
1937    $115.00
1936    $120.00
1935    $125.00
1934 or earlier    $130.00

3.	Active Members on October 1, 1989, who had not attained age 50 on December 31, 1989

Monthly Additional
Year of Birth        Credit Amount

1964 or later    $10.00
1963    $11.00
1962    $13.00
1961    $15.00
1960    $17.00
1959    $19.00
1958    $21.00
1957    $23.00
1956    $25.00
1955    $27.00
1954    $29.00
1953    $31.00
1952    $34.00
1951    $37.00
1950    $40.00
1949    $44.00
1948    $48.00
1947    $52.00
1946    $54.00
1945    $60.00
1944    $65.00
1943    $70.00
1942    $75.00
1941    $80.00
1940    $90.00